Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-137902
Dated May 5, 2009

GLOBAL MARKETS | EQUITY

[GRAPHIC OMITTED]

Global Markets Equity
Proprietary Indecies
Monthly Report - May 2009

slide00

GME Indices Review
(as of 30th April 2009)

Performance Summary
Deutsche Bank CROCI Indices                                                    2
Deutsche Bank Evergreen Indices                                                2
Deutsche Bank Alpha Indices                                                    3
Deutsche Bank Multi-Asset Indices                                              4
Deutsche Bank Specialised Indices                                              4
Deutsche Bank Islamic Indices
                                                                               5
Monthly Reviews
---------------
Deutsche Bank CROCI US+ Index                                                  6
Deutsche Bank CROCI US Plus II Index                                           7
Deutsche Bank CROCI Euro+ Index                                                8
Deutsche Bank CROCI Euro II Index                                              9
Deutsche Bank CROCI Japan+ Index                                              10
Deutsche Bank CROCI Japan II Index                                            11
Deutsche Bank US Growth Total Return Index                                    12
Deutsche Bank US Value Total Return Index                                     13
Deutsche Bank Euro Growth Total Return Index                                  14
Deutsche Bank Euro Value Total Return Index                                   15
Deutsche Bank UK Growth Total Return Index                                    16
Deutsche Bank UK Value Total Return Index                                     17
Deutsche Bank Japan Growth Total Return Index                                 18
Deutsche Bank Japan Value Total Return Index                                  19
S&P X-Alpha Total Return USD Index                                            20
S&P X-Alpha Excess Return USD Index                                           21
Deutsche Bank X-Alpha Total Return USD Index                                  22
Deutsche Bank X-Alpha Excess Return USD Index                                 23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                              24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                        25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                       26
Deutsche Bank US ValueGrowth Select Index                                     27
Deutsche Bank ValueGrowth Select Total Return Index                           28
Deutsche Bank Global Yield US Total Return Index                              29
Deutsche Bank Global Yield Euro Total Return Index                            30
Deutsche Bank Global Yield AP Total Return Index                              31
Deutsche Bank E-REV Europe Total Return Index                                 32
Deutsche Bank E-REV Japan Total Return Index                                  33
Deutsche Bank SectorLeader Total Return Index                                 34
Deutsche Bank ChinaOpportunity USD Total Return Index                         35
Deutsche Bank Islamic US EquityBuilder Total Return Index                     36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index                 37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index           38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index         39
--------------------------------------------------------------------------------

slide01

GME Indices Performance Summary
(as of 30th April 2009)

Deutsche Bank CROCI US+ Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: CROCI
                                                                                                        Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI US+ Index                                          12.2%       10.2%      0.3%    4.9%   -30.6%     -7.2%      2.0%       6.3%
S&P 500 Index (TR)                                        9.6%        6.5%     -8.5%   -2.5%   -35.3%    -10.7%     -2.7%      -2.5%
S&P 500/Citigroup Value Index (TR)                       11.0%        6.0%    -14.4%   -6.8%   -40.1%    -13.7%     -3.3%      -1.7%
Excess Return vs S&P 500 Index (TR)                       2.6%        3.8%      8.9%    7.4%     4.8%      3.5%      4.7%       8.8%
Excess Return vs S&P 500/Citigroup Value Index (TR)       1.1%        4.2%     14.7%   11.8%     9.5%      6.5%      5.2%       8.0%

Deutsche Bank CROCI US Plus II Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBUSCPII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI US Plus II Index                                   12.3%       11.5%      5.4%    6.9%   -23.5%     -3.5%      4.4%       7.6%
S&P 500 Index (TR)                                        9.6%        6.5%     -8.5%   -2.5%   -35.3%    -10.7%     -2.7%      -2.5%
S&P 500/Citigroup Value Index (TR)                       11.0%        6.0%    -14.4%   -6.8%   -40.1%    -13.7%     -3.3%      -1.7%
Excess Return vs S&P 500 Index (TR)                       2.8%        5.1%     14.0%    9.4%    11.8%      7.2%      7.1%      10.1%
Excess Return vs S&P 500/Citigroup Value Index (TR)       1.3%        5.5%     19.8%   13.8%    16.5%     10.2%      7.6%       9.3%

Deutsche Bank CROCI Euro+ Index
--------------------------------------------------------------------------------
Bloomberg: CRCEU                                                                                        Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI Euro+ Index                                        17.6%       11.6%      3.0%    4.8%   -31.2%     -8.5%      3.5%       5.2%
EuroSTOXX 50 Index (TR)                                  15.5%        7.1%     -6.9%   -2.0%   -35.6%    -12.1%     -0.5%      -2.3%
MSCI EMU Index (TR)                                      15.8%        7.8%     -5.7%    0.8%   -37.7%    -12.8%     -0.1%        N/A
Excess Return vs EuroSTOXX 50 Index (TR)                  2.1%        4.5%     10.0%    6.7%     4.4%      3.7%      4.0%       7.6%
Excess Return vs MSCI EMU Index (TR)                      1.8%        3.8%      8.7%    4.0%     6.5%      4.3%      3.7%        N/A

Deutsche Bank CROCI Euro II Index
--------------------------------------------------------------------------------
Bloomberg: DBEECRII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI Euro II Index                                      18.2%       14.1%      7.2%    8.3%   -28.0%     -6.1%      5.1%       6.0%
EuroSTOXX 50 Index (TR)                                  15.5%        7.1%     -6.9%   -2.0%   -35.6%    -12.1%     -0.5%      -2.3%
MSCI EMU Index (TR)                                      15.8%        7.8%     -5.7%    0.8%   -37.7%    -12.8%     -0.1%        N/A
Excess Return vs EuroSTOXX 50 Index (TR)                  2.7%        7.0%     14.1%   10.3%     7.5%      6.0%      5.6%       8.4%
Excess Return vs MSCI EMU Index (TR)                      2.4%        6.3%     12.9%    7.6%     9.7%      6.7%      5.2%        N/A

Deutsche Bank CROCI Japan+ Index
--------------------------------------------------------------------------------
Bloomberg: CRCJP                                                                                        Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI Japan+ Index                                        6.6%       13.6%     -0.7%    8.8%   -38.0%    -18.0%     -4.6%       0.5%
TOPIX 100 Index (TR)                                     10.3%        8.0%     -4.4%   -0.1%   -40.3%    -20.1%     -6.0%      -5.0%
MSCI Japan Index (TR)                                     9.1%        7.8%     -1.8%   -0.4%   -38.0%    -19.5%     -4.7%      -3.8%
Excess Return vs TOPIX 100 Index (TR)                    -3.8%        5.6%      3.6%    9.0%     2.3%      2.1%      1.4%       5.5%
Excess Return vs MSCI Japan Index (TR)                   -2.6%        5.7%      1.0%    9.3%     0.0%      1.5%      0.1%       4.4%

Deutsche Bank CROCI Japan II Index
--------------------------------------------------------------------------------
Bloomberg: DBAPCRII                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months  6 Months     YTD   1 year   3 years   5 years   10 years
CROCI Japan II Index                                      6.0%       14.4%      2.8%   10.8%   -36.2%    -16.5%     -3.5%       1.1%
TOPIX 100 Index (TR)                                     10.3%        8.0%     -4.4%   -0.1%   -40.3%    -20.1%     -6.0%      -5.0%
MSCI Japan Index (TR)                                     9.1%        7.8%     -1.8%   -0.4%   -38.0%    -19.5%     -4.7%      -3.8%
Excess Return vs TOPIX 100 Index (TR)                    -4.3%        6.4%      7.2%   11.0%     4.1%      3.6%      2.5%       6.1%
Excess Return vs MSCI Japan Index (TR)                   -3.1%        6.5%      4.5%   11.3%     1.8%      3.0%      1.1%       4.9%

DEUTSCHE BANK EVERGREEN INDICES
--------------------------------------------------------------------------------
Deutsche Bank US Growth Total Return Index
--------------------------------------------------------------------------------
Bloomberg: DBUSUSG                                                                                       Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months   6 Months    YTD  1 year    3 years   5 years   10 years
US Growth Index                                           7.8%        8.6%      -5.4%   4.6%  -40.7%     -14.2%     -1.1%       0.8%
S&P 500/Citigroup Growth Index (TR)                       8.3%        6.9%      -2.9%   1.6%  -30.7%      -7.9%     -2.3%      -3.6%
S&P 500 Index (TR)                                        9.6%        6.5%      -8.5%  -2.5%  -35.3%     -10.7%     -2.7%      -2.5%
Excess Return vs S&P 500/Citigroup Growth Index (TR)     -0.5%        1.7%      -2.4%   2.9%  -10.0%      -6.3%      1.2%       4.3%
Excess Return vs S&P 500 Index (TR)                      -1.8%        2.1%       3.2%   7.1%   -5.4%      -3.4%      1.6%       3.2%

Deutsche Bank US Value Total Return Index
--------------------------------------------------------------------------------
Bloomberg: DBUSUSV                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months   6 Months    YTD  1 year    3 years   5 years   10 years
US Value Index                                           18.3%       18.9%      12.1%  12.6%  -28.5%      -9.8%      2.5%       5.3%
S&P 500/Citigroup Value Index (TR)                       11.0%        6.0%     -14.4%  -6.8%  -40.1%     -13.7%     -3.3%      -1.7%
S&P 500 Index (TR)                                        9.6%        6.5%      -8.5%  -2.5%  -35.3%     -10.7%     -2.7%      -2.5%
Excess Return vs S&P 500/Citigroup Value Index (TR)       7.2%       12.9%      26.5%  19.5%   11.6%       3.9%      5.8%       7.0%
Excess Return vs S&P 500 Index (TR)                       8.7%       12.4%      20.7%  15.1%    6.9%       0.9%      5.2%       7.8%

Deutsche Bank Euro Growth Total Return Index
--------------------------------------------------------------------------------
Bloomberg: DBEEEUGR
                                                                                                       Annualised
                                                                                            ----------------------------------------
                                                       1 Month    3 Months   6 Months    YTD  1 year    3 years   5 years   10 years
Euro Growth Index                                        10.6%        8.0%      -9.6%   0.1%  -31.7%      -9.8%      2.5%       1.5%
EuroSTOXX Large Cap Growth Index (TR)                     7.1%        0.1%     -12.1%  -6.8%  -39.3%     -13.6%     -3.0%      -4.1%
EuroSTOXX Large Euro Return Index (TR)                   15.4%        7.3%      -6.9%  -1.2%  -37.7%     -12.8%     -0.5%        N/A
Excess Return vs EuroSTOXX Large Cap Growth Index (TR)    3.5%        7.9%       2.5%   7.0%    7.6%       3.8%      5.5%       5.6%
Excess Return vs EuroSTOXX Large Euro Return Index (TR)  -4.8%        0.7%      -2.7%   1.3%    6.0%       3.0%      3.0%        N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                       2

slide02

GME Indices Performance SummaryED]
(as of 30th April 2009)

Deutsche Bank Euro Value Total Return Index
Bloomberg: DBEEEUVA                                                                                       Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
Euro Value Index                                         31.5%      19.2%       1.3%    5.6%  -39.2%     -13.2%      0.0%       1.9%
EuroSTOXX Large Cap Value Index (TR)                     17.0%      10.1%      -5.5%    1.3%  -42.6%     -15.1%     -1.3%      -4.2%
EuroSTOXX Large Euro Return Index (TR)                   15.4%       7.3%      -6.9%   -1.2%  -37.7%     -12.8%     -0.5%        N/A
Excess Return vs EuroSTOXX Large Cap Value Index
(TR)                                                     14.5%       9.1%       6.8%    4.2%    3.4%       1.8%      1.3%       6.1%
Excess Return vs EuroSTOXX Large Euro Return
Index (TR)                                               16.1%      11.9%       8.2%    6.7%   -1.5%      -0.4%      0.5%        N/A

Deutsche Bank UK Growth Total Return Index
Bloomberg: DBEEUKGT                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
UK Growth Index                                          10.0%      17.8%      36.1%   21.6%   -6.3%      -4.3%      8.8%       6.4%
FTSE 100 Index (TR)                                       8.5%       3.9%      -0.6%   -2.7%  -27.2%      -7.6%      2.5%      -1.1%
MSCI UK Growth Index (TR)                                 5.4%       2.1%       0.3%   -0.4%  -27.5%      -6.3%      2.6%      -1.5%
Excess Return vs FTSE 100 Index (TR)                      1.5%      13.9%      36.7%   24.3%   20.9%       3.3%      6.2%       7.5%
Excess Return vs MSCI UK Growth Index (TR)                4.7%      15.8%      35.8%   22.0%   21.1%       2.0%      6.1%       7.9%

Deutsche Bank UK Value Total Return Index
Bloomberg: DBEEUKVT                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
UK Value Index                                           31.8%      60.2%      65.4%   52.4%   -7.5%      -7.7%      4.9%       7.4%
FTSE 100 Index (TR)                                       8.5%       3.9%      -0.6%   -2.7%  -27.2%      -7.6%      2.5%      -1.1%
MSCI UK Value Index (TR)                                 14.0%       7.4%      -2.4%   -5.2%  -27.9%      -9.7%      1.4%      -0.9%
Excess Return vs FTSE 100 Index (TR)                     23.3%      56.2%      66.0%   55.1%   19.7%      -0.1%      2.4%       8.5%
Excess Return vs MSCI UK Value Index (TR)                17.8%      52.8%      67.7%   57.6%   20.4%       2.0%      3.5%       8.2%

Deutsche Bank Japan Growth Total Return  Index
Bloomberg: DBAPJGT                                                                                       Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
Japan Growth Index                                        6.2%       1.6%      -3.9%   -3.0%  -46.2%     -23.3%     -6.7%      -3.4%
TOPIX 100 Index (TR)                                     10.3%       8.0%      -4.4%   -0.1%  -40.3%     -20.1%     -6.0%      -5.0%
MSCI Japan Growth Index (TR)                              5.7%       2.1%     -10.2%   -7.9%  -46.5%     -24.8%     -9.0%      -7.9%
Excess Return vs TOPIX 100 Index (TR)                    -4.2%      -6.3%       0.5%   -2.9%   -5.9%      -3.2%     -0.7%       1.5%
Excess Return vs MSCI Japan Growth Index (TR)             0.4%      -0.5%       6.3%    4.8%    0.3%       1.5%      2.3%       4.4%

Deutsche Bank Japan Value Total Return Index
Bloomberg: DBAPJVT                                                                                           Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
Japan Value Index                                        17.5%      21.1%       9.6%   13.5%  -39.5%     -15.3%     -1.3%       4.6%
TOPIX 100 Index (TR)                                     10.3%       8.0%      -4.4%   -0.1%  -40.3%     -20.1%     -6.0%      -5.0%
MSCI Japan Value Index (TR)                              12.5%      12.6%       5.6%    6.5%  -29.6%     -14.7%     -0.6%      -0.1%
Excess Return vs TOPIX 100 Index (TR)                     7.2%      13.2%      14.0%   13.6%    0.8%       4.8%      4.7%       9.6%
Excess Return vs MSCI Japan Value Index (TR)              5.1%       8.5%       3.9%    7.0%   -9.9%      -0.6%     -0.7%       4.7%

DEUTSCHE BANK ALPHA INDICES
S&P X-Alpha Total Return USD Index
Bloomberg: SPXADT                                                                                           Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
S&P X-Alpha TR Index                                      3.2%       6.4%       9.4%    8.6%    1.8%       2.1%      8.4%       9.4%
MSCI World Index (TR)                                    11.2%       7.4%      -5.4%   -2.0%  -39.3%     -11.5%     -1.0%      -1.6%
HFRX USD Equity Market Neutral Index (TR)                -1.5%      -3.9%      -5.3%   -3.9%   -6.0%       0.1%      0.7%        N/A
Excess Return vs MSCI World Index (TR)                   -8.0%      -0.9%      14.9%   10.6%   41.2%      13.6%      9.4%      11.0%
Excess Return vs HFRX USD Equity Market Neutral
Index (TR)                                                4.7%      10.3%      14.7%   12.5%    7.9%       2.0%      7.7%        N/A

S&P X-Alpha Excess Return USD Index
Bloomberg: SPXADE                                                                                           Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
S&P X-Alpha ER Index                                      3.2%       6.4%       9.3%    8.5%    0.8%      -1.4%      4.9%       5.9%
MSCI World Index (TR)                                    11.2%       7.4%      -5.4%   -2.0%  -39.3%     -11.5%     -1.0%      -1.6%
HFRX USD Equity Market Neutral Index (TR)                -1.5%      -3.9%      -5.3%   -3.9%   -6.0%       0.1%      0.7%        N/A
Excess Return vs MSCI World Index (TR)                   -8.0%      -1.0%      14.8%   10.6%   40.2%      10.1%      6.0%       7.5%
Excess Return vs HFRX USD Equity Market Neutral
Index (TR)                                                4.7%      10.3%      14.6%   12.4%    6.9%      -1.5%      4.2%        N/A

Deutsche Bank X-Alpha Total Return USD Index
Bloomberg: DBGLXAT                                                                                          Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
X-Alpha TR Index                                          3.1%       5.8%       8.3%    7.9%    0.4%       1.8%      8.0%       9.6%
MSCI World Index (TR)                                    11.2%       7.4%      -5.4%   -2.0%  -39.3%     -11.5%     -1.0%      -1.6%
HFRX USD Equity Market Neutral Index (TR)                -1.5%      -3.9%      -5.3%   -3.9%   -6.0%       0.1%      0.7%        N/A
Excess Return vs MSCI World Index (TR)                   -8.1%      -1.6%      13.8%   10.0%   39.7%      13.3%      9.1%      11.2%
Excess Return vs HFRX USD Equity Market Neutral
Index (TR)                                                4.6%       9.7%      13.6%   11.8%    6.4%       1.7%      7.3%        N/A

Deutsche Bank X-Alpha Excess Return USD Index
Bloomberg: DBGLXAE                                                                                          Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD  1 year    3 years   5 years   10 years
X-Alpha ER Index                                          3.1%       5.8%       8.2%    7.9%   -0.6%      -1.7%      4.6%       6.1%
MSCI World Index (TR)                                    11.2%       7.4%      -5.4%   -2.0%  -39.3%     -11.5%     -1.0%      -1.6%
HFRX USD Equity Market Neutral Index (TR)                -1.5%      -3.9%      -5.3%   -3.9%   -6.0%       0.1%      0.7%        N/A
Excess Return vs MSCI World Index (TR)                   -8.1%      -1.6%      13.7%    9.9%   38.7%       9.8%      5.7%       7.7%
Excess Return vs HFRX USD Equity Market Neutral
Index (TR)                                                4.6%       9.7%      13.5%   11.8%    5.4%      -1.8%      3.9%        N/A

Return data shown above may be based on simulated and/or actual returns, refer to Index descriptionpages for details. Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                       3

slide03

GME Indices Performance SummaryED]
(as of 30th April 2009)

DBIQ ImpAct Dollar Equity Volatility (Bid) Index
Bloomberg: DBVEUSDB                                                                                  Annualised
                                                                                            ------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years
ImpAct Dollar Equity Volatility Index                     0.8%       1.2%       2.6%    1.3%   -25.4%      -8.7%     -0.1%
S&P 500 Index (TR)                                        9.6%       6.5%      -8.5%   -2.5%   -35.3%     -10.7%     -2.7%
iBoxx USD Treasury Index (TR)                            -1.2%       0.4%       6.3%   -3.3%     8.2%       8.2%      5.9%
Excess Return vs S&P 500 Index (TR)                      -8.8%      -5.3%      11.1%    3.8%     9.9%       2.1%      2.6%
Excess Return vs iBoxx USD Treasury Index (TR)            1.9%       0.8%      -3.7%    4.6%   -33.6%     -16.9%     -6.0%

DEUTSCHE BANK MULTI-ASSET INDICES
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBLAUT5J                                                                                   Annualised
                                                                                            ------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year     3 years  5 years
Liquid Alpha USD 5 TR Index                               1.9%       3.8%       6.2%    5.3%    -2.9%       4.7%      8.6%
MSCI World Index (TR)                                    11.3%       7.6%      -5.1%   -1.8%   -38.9%     -11.0%     -0.5%
iBoxx USD Treasury Index (TR)                            -1.2%       0.4%       6.3%   -3.3%     8.4%       8.3%      5.9%
Excess Return vs MSCI World Index (TR)                   -9.4%      -3.8%      11.3%    7.1%    36.0%      15.7%      9.1%
Excess Return vs iBoxx USD Treasury Index (TR)            3.1%       3.4%      -0.1%    8.6%   -11.3%      -3.5%      2.7%

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBLAUE5J                                                                                     Annualised
                                                                                            ------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years
Liquid Alpha USD 5 ER Index                               1.9%       3.8%       6.1%    5.2%    -4.0%       1.1%      5.1%
MSCI World Index (TR)                                    11.3%       7.6%      -5.1%   -1.8%   -38.9%     -11.0%     -0.5%
iBoxx USD Treasury Index (TR)                            -1.2%       0.4%       6.3%   -3.3%     8.4%       8.3%      5.9%
Excess Return vs MSCI World Index (TR)                   -9.4%      -3.8%      11.2%    7.0%    35.0%      12.1%      5.6%
Excess Return vs iBoxx USD Treasury Index (TR)            3.1%       3.4%      -0.2%    8.5%   -12.3%      -7.2%     -0.8%

DEUTSCHE BANK SPECIALISED INDICES
Deutsche Bank US ValueGrowth Select Index
Bloomberg: DBUSUSVG                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year   3 years    5 years  10 years
US ValueGrowth Select Index                               7.3%       2.1%     -12.4%   -6.9%   -42.1%     -12.0%     -6.9%     -1.2%
S&P 500 Index (TR)                                        9.4%       5.7%      -9.9%   -3.4%   -37.0%     -12.6%     -4.6%     -4.2%
Excess Return vs S&P 500 Index (TR)                      -2.0%      -3.6%      -2.5%   -3.6%    -5.1%       0.6%     -2.3%      3.0%

Deutsche Bank ValueGrowth Select Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEVGS                                                                                      Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
ValueGrowth Select TR Index                               2.6%      -4.8%     -20.2%   -9.8%   -47.6%     -17.5%     -3.8%      1.6%
S&P 500 Index (TR)                                        9.6%       6.5%      -8.5%   -2.5%   -35.3%     -10.7%     -2.7%     -2.5%
Excess Return vs S&P 500 Index (TR)                      -6.9%     -11.2%     -11.7%   -7.3%   -12.3%      -6.7%     -1.1%      4.1%
Deutsche Bank Global Yield US Total Return Index
Bloomberg: DBUSGYTR                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Global Yield US TR Index                                 13.1%       8.7%     -17.2%  -10.5%   -32.4%     -13.2%     -3.9%      0.1%
S&P 500 Index (TR)                                        9.6%       6.5%      -8.5%   -2.5%   -35.3%     -10.7%     -2.7%     -2.5%
DJ High Yield Select 10 (TR)                             11.3%       6.7%     -22.4%  -12.4%   -45.3%     -13.1%     -5.8%       N/A
Excess Return vs S&P 500 Index (TR)                       3.5%       2.2%      -8.6%   -8.0%     2.9%      -2.5%     -1.2%      2.6%
Excess Return vs DJ High Yield Select 10 (TR)             1.8%       2.0%       5.2%    1.9%    12.9%      -0.1%      1.9%       N/A

Deutsche Bank Global Yield Euro Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEGYTR                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Global Yield Euro TR Index                               35.6%      23.5%      -1.6%    5.5%   -41.6%     -14.7%      0.2%      2.7%
EuroSTOXX 50 Index (TR)                                  15.5%       7.1%      -6.9%   -2.0%   -35.6%     -12.1%     -0.5%     -2.3%
Excess Return vs EuroSTOXX 50 Index (TR)                 20.1%      16.4%       5.4%    7.4%    -6.0%      -2.5%      0.7%      5.1%

Deutsche Bank Global Yied AP Total Return Index
Bloomberg: DBAPGYTR                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Global Yield AP TR Index                                 14.3%      12.9%       1.5%    2.3%   -26.7%      -0.9%      6.8%      6.4%
MSCI Asia Pacific Index (TR)                             12.5%      10.4%       7.0%    2.4%   -37.8%     -10.9%      1.8%       N/A
Excess Return vs MSCI Asia Pacific Index (TR)             1.8%       2.5%      -5.6%   -0.1%    11.1%      10.1%      5.0%       N/A

Deutsche Bank E-REV Europe Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEEERET                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
E-REV Europe TR Index                                    11.4%       1.5%     -12.7%   -2.7%   -36.1%     -14.3%     -1.3%      1.0%
EuroSTOXX 50 Index (TR)                                  15.5%       7.1%      -6.9%   -2.0%   -35.6%     -12.1%     -0.5%     -2.3%
Excess Return vs EuroSTOXX 50 Index (TR)                 -4.1%      -5.6%      -5.8%   -0.7%    -0.5%      -2.2%     -0.8%      3.3%

Deutsche Bank E-REV Japan Total Return Index
Bloomberg: DBAPERJT                                                                                     Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3         5 years  10 years
E-REV Japan TR Index                                      5.8%      -5.9%     -19.4%  -15.0%   -52.3%     -24.5%     -8.2%     -6.8%
TOPIX 100 Index (TR)                                     10.3%       8.0%      -4.4%   -0.1%   -40.3%     -20.1%     -6.0%     -5.0%
Excess Return vs TOPIX 100 Index (TR)                    -4.6%     -13.9%     -15.0%  -14.9%   -12.0%      -4.4%     -2.2%     -1.8%

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
------------------------------------------------------------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                       4

slide04

GME Indices Performance SummaryED]
(as of 30th April 2009)

Deutsche Bank SectorLeader Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBEESLE                                                                                                                   Annualised
                                                                                                   --------------------------------------------------------
                                                       1 Month   3 Months       6 Months       YTD           1 year          3 years   5 years   10 years
SectorLeader TR Index                                     7.6%       2.6%          -9.7%     -4.0%           -47.7%           -16.4%     -1.9%      -3.1%
DJ STOXX 600 Index (TR)                                  14.3%       6.1%          -8.1%      2.4%           -35.8%           -13.3%     -0.8%      -2.0%
Excess Return vs DJ STOXX 600 Index (TR)                 -6.7%      -3.5%          -1.6%     -6.4%           -11.9%            -3.1%     -1.1%      -1.1%

Deutsche Bank ChinaOpportunity Total Return USD Index
Bloomberg: DBAPCOU                                                                                           Annualised
                                                                                            -----------------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
ChinaOpportunity TR USD Index                            11.4%      33.0%      68.9%   33.6%   -29.4%      11.6%      9.5%     22.9%
HANG SENG China Ent Index (TR) (USD)                     12.6%      27.5%      37.4%   15.1%   -35.8%       9.9%     17.6%     16.5%
Excess Return vs HANG SENG China Ent Index (TR) (USD)    -1.2%       5.5%      31.5%   18.5%     6.4%       1.7%     -8.1%      6.4%

DEUTSCHE BANK ISLAMIC INDICES
Deutsche Bank Islamic US EquityBuilder Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBUSIU                                                                                            Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Islamic US EquityBuilder Index                            6.5%       5.3%      -2.8%    2.2%   -32.5%      -8.9%     -1.8%      3.7%
DJ Islamic Market US Index (TR)                           7.2%       5.0%      -4.7%   -0.3%   -30.8%      -7.2%     -1.0%     -2.8%
DJ Islamic Mkt US LCAP Index (TR)                         5.5%       2.9%      -6.1%   -2.4%   -30.2%      -6.6%     -1.6%       N/A
Excess Return vs DJ Islamic Market US Index (TR)         -0.7%       0.3%       2.0%    2.6%    -1.7%      -1.8%     -0.7%      6.5%
Excess Return vs DJ Islamic Mkt US LCAP Index (TR)        0.9%       2.4%       3.3%    4.6%    -2.3%      -2.3%     -0.2%       N/A

Deutsche Bank Islamic Europe EquityBuilder Total Return Index
Bloomberg: DBEEIE                                                                                            Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Islamic Europe EquityBuilder Index                        9.5%      -0.9%      -8.4%    0.6%   -43.3%     -15.2%     -0.5%      4.3%
DJ Islamic Europe Index (TR)                              2.0%      -1.1%      -9.6%   -9.9%   -46.7%     -13.3%     -1.2%       N/A
DJ Islamic Mkt EUR LCAP Index (TR)                        7.5%       0.3%      -9.5%   -1.5%   -32.6%     -12.7%     -2.3%       N/A
Excess Return vs DJ Islamic Europe Index (TR)             7.5%       0.2%       1.2%   10.5%     3.4%      -2.0%      0.8%       N/A
Excess Return vs DJ Islamic Mkt EUR LCAP Index (TR)       2.0%      -1.2%       1.1%    2.1%   -10.7%      -2.5%      1.8%       N/A

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBAPIAEP                                                                                           Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Islamic Asia Pacific EquityBuilder Index                  4.8%      -6.6%      -9.0%  -14.3%   -51.1%     -15.9%      0.4%      7.3%
DJ Islamic Mkt ASIA/PAC Index (TR)                       12.0%      13.7%       9.2%    6.9%   -38.2%     -12.1%     -1.0%      0.8%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)                  11.1%      12.4%       7.4%    6.0%   -37.9%     -11.3%     -0.7%       N/A
Excess Return vs DJ Islamic Mkt ASIA/PAC Index (TR)      -7.1%     -20.3%     -18.1%  -21.2%   -12.9%      -3.8%      1.4%      6.5%
Excess Return vs DJ Islamic Mkt ASIA/PAC LCAP Index (TR) -6.3%     -19.1%     -16.4%  -20.3%   -13.2%      -4.5%      1.1%       N/A

Deutsche Bank Islamic Global EquityBuilder Total Return Index
------------------------------------------------------------------------------------------------------------------------------------
Bloomberg: DBGLIGEP                                                                                          Annualised
                                                                                            ----------------------------------------
                                                       1 Month   3 Months   6 Months     YTD   1 year    3 years   5 years  10 years
Islamic Global EquityBuilder Index                        7.1%       2.3%      -4.3%   -2.8%   -42.4%     -11.5%      0.0%      5.6%
DJ Islamic Mkt World LCAP Index (TR)                      7.3%       5.3%      -3.0%   -1.2%   -35.6%      -8.4%     -0.6%       N/A
DJ Islamic Market Index (TR)                              8.8%       7.4%      -1.3%    1.0%   -36.2%      -9.0%     -0.4%     -1.8%
Excess Return vs DJ Islamic Mkt World LCAP Index (TR)    -0.2%      -3.0%      -1.3%   -1.6%    -6.7%      -3.1%      0.6%       N/A
Excess Return vs DJ Islamic Market Index (TR)            -1.7%      -5.1%      -3.0%   -3.8%    -6.2%      -2.5%      0.4%      7.5%

                                                                                                                                   5

slide05

Deutsche Bank CROCI US+ Index

Index Description

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                              [GRAPHICS OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
-------------------------------------------------------------------------------------
Jan       1.0%  -4.8%   2.3%  -1.3%  -2.0%   0.8%  -2.1%   3.3%   2.5%  -5.8%  -4.8%

Feb      -2.6%  -7.8%   0.5%   0.6%  -1.4%   3.8%   6.5%  -0.3%  -0.8%   0.3% -10.2%
Mar       3.1%  11.2%  -2.0%   5.5%   0.4%   0.4%  -1.2%   1.7%   1.4%  -2.7%   9.4%
Apr      16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%   0.7%   5.5%   3.9%  12.2%

May       2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%  -3.1%   5.4%   4.0%

Jun       2.2%  -5.4%  -2.5%  -6.9%   3.2%   3.3%   2.6%   1.0%  -1.8%  -7.1%

Jul      -2.9%  -0.2%   0.0%  -6.3%   0.4%  -2.0%   5.7%   1.1%  -3.0%  -3.6%

Aug      -2.6%   7.6%  -0.9%  -1.2%   3.4%  -0.4%  -1.2%   0.4%  -0.1%   1.9%

Sep      -5.1%   0.3%  -9.0% -10.2%  -1.6%   4.3%  -0.5%   2.1%   2.1% -10.6%

Oct       0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%   4.5%   3.6% -18.5%
Nov      -0.8%  -0.9%   7.4%   6.5%   3.0%   5.6%   3.0%   3.7%  -3.4%  -7.8%
Dec       0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%  -1.2%  -0.6%   3.7%
-------------------------------------------------------------------------------------
Year     11.6%  26.5%  10.6% -12.0%  37.2%  22.5%  12.0%  14.5%  10.8% -36.8%   4.9%
-------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Historical Performance Through April 2009                                                            Annualised
                                                                                  --------------------------------------------------
                                                1 Month    3 Months    6 Months      YTD     1 year    3 years    5 years   10 years
CROCI US+ Index                                   12.2%       10.2%        0.3%     4.9%     -30.6%      -7.2%       2.0%       6.3%
S&P 500 (TR) Index                                 9.6%        6.5%       -8.5%    -2.5%     -35.3%     -10.7%      -2.7%      -2.5%
S&P 500/Citigroup Value Index (TR)                11.0%        6.0%      -14.4%    -6.8%     -40.1%     -13.7%      -3.3%      -1.7%
Excess Return vs S&P 500 (TR) Index                2.6%        3.8%        8.9%     7.4%       4.8%       3.5%       4.7%       8.8%
Excess Return vs S&P 500/Citigroup Value Index
(TR)                                               1.1%        4.2%       14.7%    11.8%       9.5%       6.5%       5.2%       8.0%

Performance Analysis  January 1999 - April 2009
                                                  Index       Bench1      Bench2
Growth over period                               117.5%       -15.2%       -5.9%
Compounded annual growth                           7.8%        -1.6%       -0.6%
Volatility                                        21.7%        21.7%       22.4%
Sharpe ratio (3.4%)                                0.20        -0.23       -0.18
Maximum drawdown                                 -48.1%       -50.9%      -56.8%
Start of max drawdown period                   Nov-2007     Nov-2007    Aug-2007
End of max drawdown period                     Apr-2009     Apr-2009    Dec-1899
Average monthly growth                             0.7%         0.0%        0.1%
Best monthly return                               16.1%         9.8%       11.0%
Worst monthly return                             -18.5%       -16.8%      -17.1%
% of months with gains                            57.3%        56.5%       57.3%
12 Month Correlation versus:
S&P 500 (TR) Index                                 0.97         1.00        0.99
S&P 500/Citigroup Value Index (TR)                 0.93         0.99        1.00

Index Facts
Bloomberg ticker                                                           CROCI
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Benchmark 2                                   S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                    SPTRSVX Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              40
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               USD

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   6

slide06

[Deutsche Bank CROCI US Plus II Index

 Index Description

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

                              [GRAPHICS OMITTED]
Monthly Performance
 -------------------------------------------------------------------------------------
           1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
 -------------------------------------------------------------------------------------
 Jan       1.0%  -4.8%   2.3%  -1.3%  -2.0%   0.8%  -2.1%   3.3%   2.5%  -6.4%  -4.1%
 Feb      -2.6%  -7.8%   0.5%   0.6%  -1.4%   3.8%   6.5%  -0.3%  -0.8%   0.3%  -9.1%
 Mar       3.1%  11.2%  -2.0%   5.5%   0.4%   0.4%  -1.2%   1.7%   1.6%  -2.1%   9.2%
 Apr      16.1%   6.6%   6.8%  -0.9%   6.0%  -0.2%  -2.2%   0.7%   5.5%   4.5%  12.3%
 May       2.9%   4.4%   1.7%  -0.3%   9.0%  -0.6%   3.4%  -3.1%   5.2%   3.4%
 Jun       2.2%  -5.4%  -2.5%  -6.9%   3.2%   3.3%   2.6%   1.0%  -1.7%  -7.1%
 Jul      -2.9%  -0.2%   0.0%  -6.3%   0.4%  -2.0%   5.7%   1.1%  -2.9%  -3.5%
 Aug      -2.6%   7.6%  -0.9%  -1.2%   3.4%  -0.4%  -1.2%   0.4%   0.5%   4.3%
 Sep      -5.1%   0.3%  -9.0% -10.2%  -1.6%   4.3%  -0.5%   2.1%   2.4% -10.0%
 Oct       0.8%   7.4%   3.1%   7.4%   5.4%   2.5%  -3.0%   4.5%   3.3% -16.7%
 Nov      -0.8%  -0.9%   7.4%   6.5%   3.0%   5.6%   3.0%   3.7%  -3.1%  -5.2%
 Dec       0.3%   7.3%   3.6%  -4.1%   6.9%   3.3%   0.8%  -1.2%  -0.3%   4.0%
 -------------------------------------------------------------------------------------
 Year     11.6%  26.5%  10.6% -12.0%  37.2%  22.5%  12.0%  14.5%  12.6% -31.4%   6.9%
 -------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Historical Performance Through April 2009                                                                Annualised
                                                                                          ------------------------------------------
                                                     1 Month   3 Months    6 Months     YTD   1 year    3 years   5 years   10 years
CROCI US Plus II Index                                 12.3%      11.5%        5.4%    6.9%   -23.5%      -3.5%      4.4%       7.6%
S&P 500 (TR) Index                                      9.6%       6.5%       -8.5%   -2.5%   -35.3%     -10.7%     -2.7%      -2.5%
S&P 500/Citigroup Value Index (TR)                     11.0%       6.0%      -14.4%   -6.8%   -40.1%     -13.7%     -3.3%      -1.7%
Excess Return vs S&P 500 (TR) Index                     2.8%       5.1%       14.0%    9.4%    11.8%       7.2%      7.1%      10.1%
Excess Return vs S&P 500/Citigroup Value Index (TR)     1.3%       5.5%       19.8%   13.8%    16.5%      10.2%      7.6%       9.3%

Performance Analysis  January 1999 - April 2009
                                           Index        Bench1          Bench2
Growth over period                        144.6%        -15.2%           -5.9%
Compounded annual growth                    9.0%         -1.6%           -0.6%
Volatility                                 21.6%         21.7%           22.4%
Sharpe ratio (3.4%)                         0.26         -0.23           -0.18
Maximum drawdown                          -42.2%        -50.9%          -56.8%
Start of max drawdown period            Nov-2007      Nov-2007        Nov-2005
End of max drawdown period              Apr-2009      Apr-2009        Apr-2009
Average monthly growth                      0.8%          0.0%            0.1%
Best monthly return                        16.1%          9.8%           11.0%
Worst monthly return                      -16.7%        -16.8%          -17.1%
% of months with gains                     58.1%         56.5%           57.3%
12 Month Correlation versus:
S&P 500 (TR) Index                          0.97          1.00            0.99
S&P 500/Citigroup Value Index (TR)          0.93          0.99            1.00

Index Facts
Bloomberg ticker                                                      DBUSCPII
Benchmark 1                                                 S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                     SPTR Index
Benchmark 2                                 S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                  SPTRSVX Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            40
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             USD

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   7

slide07

Deutsche Bank CROCI Euro+ Index

Index Description

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

[GRAPHIC OMITTED]

Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       5.9% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.8%  -6.1%
Feb       0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.7%  -9.5%
Mar      -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.4%  -2.5%   4.8%
Apr       9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.1%   7.0%  17.6%
May      -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.7%   5.9%   3.6%

Jun       3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.6%   0.7% -12.6%
Jul      -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   3.0%  -3.6%  -2.4%
Aug       4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%  -0.4%   0.3%   2.4%
Sep      -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -13.7%
Oct       1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.6% -14.4%

Nov       4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.6%  -6.6%
Dec      11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%  -0.1%   5.3%
------------------------------------------------------------------------------------
Year     38.2%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  16.0% -40.7%   4.8%
------------------------------------------------------------------------------------

[GRAPHIC OMITTED]

Historical Performance Through April 2009                                                                  Annualised
                                                                                          ------------------------------------------
                                                1 Month    3 Months     6 Months       YTD    1 year    3 years   5 years   10 years
CROCI Euro+ Index                                 17.6%       11.6%         3.0%      4.8%    -31.2%      -8.5%      3.5%       5.2%
EuroSTOXX 50 (TR) Index                           15.5%        7.1%        -6.9%     -2.0%    -35.6%     -12.1%     -0.5%      -2.3%
MSCI Daily TR Net EMU Index (EUR)                 15.8%        7.8%        -5.7%      0.8%    -37.7%     -12.8%     -0.1%        N/A
Excess Return vs EuroSTOXX 50 (TR) Index           2.1%        4.5%        10.0%      6.7%      4.4%       3.7%      4.0%       7.6%
Excess Return vs MSCI Daily TR Net
  EMU Index (EUR)                                  1.8%        3.8%         8.7%      4.0%      6.5%       4.3%      3.7%        N/A

Performance Analysis  January 1999 - April 2009
                                               Index        Bench1        Bench2
Growth over period                             94.0%        -11.2%        -41.1%
Compounded annual growth                        6.6%         -1.1%         -5.8%
Volatility                                     21.3%         24.9%         23.5%
Sharpe ratio (3.14%)                            0.16  -       0.17  -       0.38
Maximum drawdown                              -51.0%        -59.9%        -56.3%
Start of max drawdown period                Nov-2007      May-2000      Dec-2004
End of max drawdown period                  Apr-2009      Apr-2009      May-2008
Average monthly growth                          0.7%          0.1%         -0.3%
Best monthly return                            17.6%         15.5%         15.8%
Worst monthly return                          -16.7%        -18.6%        -17.5%
% of months with gains                         62.1%         55.6%         54.3%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                         0.95          1.00          0.98
MSCI Daily TR Net EMU Index (EUR)               0.94          0.98          1.00

Index Facts
Bloomberg ticker                                                         CRCEU
Benchmark 1                                            EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                     SX5T Index
Benchmark 2                                  MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                  NDDUEMU Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             EUR

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   8

slide08

Deutsche Bank CROCI Euro II Index

Index Description

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index.

                              [GRAPHICS OMITTED]

Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       5.9% -10.8%   1.6%   0.4%  -4.8%   3.8%   4.1%   5.4%   1.7% -12.5%  -5.0%
Feb       0.9%   1.9%   0.1%   2.4%  -7.9%   1.8%   4.0%   1.9%  -1.0%  -0.3%  -7.7%
Mar      -0.2%   6.7%  -3.0%   5.1%  -5.8%  -1.9%  -0.4%   4.2%   4.2%  -2.6%   4.6%
Apr       9.5%   1.1%   7.1%  -1.7%  15.6%   3.5%  -4.1%   1.6%   5.6%   8.2%  18.2%
May      -2.5%   0.4%   1.7%  -0.3%   5.0%   0.5%   6.0%  -4.6%   6.1%   3.8%
Jun       3.9%  -0.5%  -1.5%  -6.8%   3.9%   2.4%   3.0%  -0.7%   0.7% -12.1%
Jul      -1.2%   5.2%  -1.5% -10.3%   3.9%  -0.8%   4.4%   0.4%  -3.2%  -1.3%
Aug       4.2%   1.9%  -4.9%   2.2%   4.7%  -0.1%  -1.6%   2.1%   0.0%   2.5%
Sep      -4.3%  -2.2% -12.6% -16.7%  -5.8%   2.0%   2.6%   1.4%   2.0% -14.3%
Oct       1.9%   7.7%   5.7%  10.3%   5.5%   0.6%  -3.7%   1.9%   2.5% -15.2%
Nov       4.6%  -0.7%   7.7%   7.8%   3.5%   2.8%   4.3%   1.3%  -2.3%  -6.0%
Dec      11.4%   1.7%   2.7% -10.1%   3.5%   1.8%   4.5%   4.4%   0.4%   5.2%
------------------------------------------------------------------------------------
Year     38.2%  11.5%   1.2% -19.3%  20.7%  17.5%  24.8%  20.7%  17.6% -38.9%   8.3%
------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Historical Performance Through April 2009                                                                 Annualised
                                                                                      ----------------------------------------------
                                              1 Month   3 Months    6 Months       YTD     1 year    3 years     5 years    10 years
CROCI Euro II Index                             18.2%      14.1%        7.2%      8.3%     -28.0%      -6.1%        5.1%        6.0%
EuroSTOXX 50 (TR) Index                         15.5%       7.1%       -6.9%     -2.0%     -35.6%     -12.1%       -0.5%       -2.3%
MSCI Daily TR Net EMU Index (EUR)               15.8%       7.8%       -5.7%      0.8%     -37.7%     -12.8%       -0.1%         N/A
Excess Return vs EuroSTOXX 50 (TR) Index         2.7%       7.0%       14.1%     10.3%       7.5%       6.0%        5.6%        8.4%
Excess Return vs MSCI Daily TR
  Net EMU Index (EUR)                            2.4%       6.3%       12.9%      7.6%       9.7%       6.7%        5.2%         N/A

Performance Analysis January 1999 - April 2009
                                                   Index        Bench1          Bench2
Growth over period                                109.2%        -11.2%          -41.1%
Compounded annual growth                            7.4%         -1.1%           -5.8%
Volatility                                         21.3%         24.9%           23.5%
Sharpe ratio (3.14%)                                0.20  -       0.17  -         0.38
Maximum drawdown                                  -47.5%        -59.9%          -56.3%
Start of max drawdown period                    Nov-2007      May-2000        Dec-2004
End of max drawdown period                      Apr-2009      Apr-2009        May-2008
Average monthly growth                              0.8%          0.1%           -0.3%
Best monthly return                                18.2%         15.5%           15.8%
Worst monthly return                              -16.7%        -18.6%          -17.5%
% of months with gains                             63.7%         55.6%           54.3%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                             0.95          1.00            0.98
MSCI Daily TR Net EMU Index (EUR)                   0.94          0.98            1.00

Index Facts
Bloomberg ticker                                                      DBEECRII
Benchmark 1                                            EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                     SX5T Index
Benchmark 2                                  MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                  NDDUEMU Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             EUR

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                   9

slide09

Deutsche Bank CROCI Japan+ Index

Index Description

The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

                              [GRAPHICS OMITTED]

Monthly Performance
-------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
-------------------------------------------------------------------------------------
Jan       2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%   1.5% -11.8%  -4.2%
Feb      -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%   1.1%  -0.7%   0.5%
Mar      10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3%  -0.8% -11.5%   6.0%
Apr       4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4%  -0.5%  12.0%   6.6%
May       1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%   3.1%   5.4%

Jun       8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%   3.0%  -7.1%
Jul       3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3%  -4.2%  -3.6%
Aug      -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9%  -2.4%   0.1%
Sep       0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%   1.7% -15.5%
Oct      -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2%  -1.7% -21.7%

Nov       0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3%  -5.0% -10.0%
Dec       5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0%  -1.0%   1.4%

-------------------------------------------------------------------------------------
Year     37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5%  -5.6% -50.5%   8.8%
-------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Historical Performance Through April 2009                                                              Annualised
                                                                                            ----------------------------------------
                                                    1 Month    3 Months    6 Months      YTD    1 year   3 years   5 years  10 years
CROCI Japan+ Index                                     6.6%       13.6%       -0.7%     8.8%    -38.0%    -18.0%     -4.6%      0.5%
TOPIX W/Dividend TOPIX 100 (TR) Index                 10.3%        8.0%       -4.4%    -0.1%    -40.3%    -20.1%     -6.0%     -5.0%
MSCI Daily TR Net Japan USD Index                      9.1%        7.8%       -1.8%    -0.4%    -38.0%    -19.5%     -4.7%     -3.8%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR) Index                                -3.8%        5.6%        3.6%     9.0%      2.3%      2.1%      1.4%      5.5%
Excess Return vs MSCI Daily TR Net
  Japan USD Index                                     -2.6%        5.7%        1.0%     9.3%      0.0%      1.5%      0.1%      4.4%

Performance Analysis  January 1999 - April 2009
                                               Index        Bench1        Bench2
Growth over period                             23.7%        -24.8%        -16.7%
Compounded annual growth                        2.1%         -2.7%         -1.8%
Volatility                                     24.0%         24.8%         23.5%
Sharpe ratio (0.19%)                            0.08  -       0.12  -       0.08
Maximum drawdown                              -58.4%        -62.7%        -57.2%
Start of max drawdown period                Jul-2007      Jan-2000      Sep-2007
End of max drawdown period                  Apr-2009      Apr-2009      Dec-1899
Average monthly growth                          0.3%         -0.1%          0.0%
Best monthly return                            12.0%         14.9%         13.6%
Worst monthly return                          -21.7%        -21.4%        -21.2%
% of months with gains                         52.4%         52.4%         52.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index           0.96          1.00          0.98
MSCI Daily TR Net Japan USD Index               0.95          0.98          1.00

Index Facts
Bloomberg ticker                                                         CRCJP
Benchmark 1                              TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                  TPXD100 Index
Benchmark 2                                  MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                   NDDUJN Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             JPY

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  10

slide10

Deutsche Bank CROCI Japan II Index

Index Description

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

                              [GRAPHICS OMITTED]

Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       2.8%   4.2%   2.8%  -5.8%  -3.7%   2.3%  -1.8%   4.7%   1.5% -11.9%  -3.1%
Feb      -0.6%  -1.2%  -6.7%   5.2%  -1.9%   3.9%   3.3%  -1.2%   0.7%  -0.2%   0.6%
Mar      10.1%   7.1%   5.9%   2.2%  -2.3%   3.0%  -0.9%   4.3%  -0.7% -10.6%   7.2%
Apr       4.1%   5.0%   5.1%   4.6%  -2.2%   1.4%  -2.8%   2.4%  -0.5%  12.5%   6.0%
May       1.9%   0.7%  -1.5%   1.9%   5.8%  -2.8%   2.4%  -6.0%   3.4%   6.2%

Jun       8.8%   5.8%  -0.6%  -8.1%   5.6%   4.1%   1.6%  -0.5%   3.1%  -7.1%
Jul       3.4%  -6.0%  -5.5%  -7.1%   3.7%  -2.1%   1.8%   0.3%  -4.3%  -3.4%
Aug      -1.9%  -2.0% -11.6%  -0.4%   4.3%  -2.4%   3.6%   5.9%  -3.0%  -0.8%
Sep       0.0%  -1.8%  -5.4%  -2.8%  -0.1%  -1.5%  12.0%  -0.2%   2.1% -15.2%
Oct      -1.4%  -2.5%   7.8%  -2.9%   0.6%  -1.2%  -1.5%   2.2%  -1.7% -22.5%

Nov       0.1%   0.9%   5.2%   6.0%  -0.7%  -0.3%   7.9%  -0.3%  -4.3%  -8.7%
Dec       5.3%  -2.8%   3.4%  -4.6%   4.0%   5.2%   3.3%   7.0%  -0.7%   1.6%

------------------------------------------------------------------------------------
Year     37.0%   6.8%  -3.2% -12.3%  13.2%   9.6%  31.9%  19.5%  -4.8% -49.1%  10.8%
------------------------------------------------------------------------------------

Historical Performance Through April 2009                                                                Annualised
                                                                                        ------------------------------------------
                                                 1 Month   3 Months    6 Months      YTD     1 year    3 years  5 years   10 years
CROCI Japan II Index                                6.0%      14.4%        2.8%     10.8%    -36.2%     -16.5%    -3.5%       1.1%
TOPIX W/Dividend TOPIX 100 (TR) Index              10.3%       8.0%       -4.4%     -0.1%    -40.3%     -20.1%    -6.0%      -5.0%
MSCI Daily TR Net Japan USD Index                   9.1%       7.8%       -1.8%     -0.4%    -38.0%     -19.5%    -4.7%      -3.8%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR) Index                             -4.3%       6.4%        7.2%     11.0%      4.1%       3.6%     2.5%       6.1%
Excess Return vs MSCI Daily TR Net
  Japan USD Index                                  -3.1%       6.5%        4.5%     11.3%      1.8%       3.0%     1.1%       4.9%

Performance Analysis  January 1999 - April 2009
                                            Index        Bench1          Bench2
Growth over period                          30.5%        -24.8%          -16.7%
Compounded annual growth                     2.6%         -2.7%           -1.8%
Volatility                                  24.0%         24.8%           23.5%
Sharpe ratio (0.19%)                         0.10  -       0.12  -         0.08
Maximum drawdown                           -56.4%        -62.7%          -57.2%
Start of max drawdown period             Jul-2007      Jan-2000        Apr-2009
End of max drawdown period               Apr-2009      Apr-2009        Dec-1899
Average monthly growth                       0.4%         -0.1%            0.0%
Best monthly return                         12.5%         14.9%           13.6%
Worst monthly return                       -22.5%        -21.4%          -21.2%
% of months with gains                      51.6%         52.4%           52.4%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR) Index        0.96          1.00            0.98
MSCI Daily TR Net Japan USD Index            0.95          0.98            1.00

Index Facts
Bloomberg ticker                                                      DBAPCRII
Benchmark 1                              TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                  TPXD100 Index
Benchmark 2                                  MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                   NDDUJN Index
Index sponsor                                                    Deutsche Bank
Number of stocks                                                            30
Stocks weighting                                                         Equal
Rebalancing frequency                                                  Monthly
Index Currency                                                             JPY

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  11

slide11

Deutsche Bank US Growth Total Return Index

Index Description

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

                              [GRAPHICS OMITTED]

Monthly Performance
------------------------------------------------------------------------------------
          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009
------------------------------------------------------------------------------------
Jan       7.8%  -7.1%   2.5%  -1.7%  -1.7%   0.1%  -2.2%   9.4%   1.2% -10.7%  -3.7%
Feb      -4.3%  10.8%  -6.6%  -2.9%  -1.5%   3.4%   5.7%  -4.9%  -0.9%  -1.6%  -8.0%
Mar       3.9%  11.5%  -3.7%   7.0%  -0.4%   0.4%  -0.6%   2.5%   2.8%  -1.2%   9.4%
Apr       5.6%  -1.3%   9.9%  -1.3%   9.3%  -2.3%  -3.2%   1.4%   6.0%   7.8%   7.8%
May      -3.3%  -1.7%  -2.5%  -1.1%   8.1%   1.2%   3.3%  -3.4%   3.5%   4.5%

Jun       3.2%  -1.3%  -4.0%  -5.4%   0.1%   4.5%   3.2%   2.2%  -1.5%  -5.7%
Jul      -3.5%  -7.3%  -1.5%  -9.2%   4.4%  -5.6%   5.0%  -0.4%  -2.9%  -7.8%
Aug      -4.1%  10.6%  -5.5%  -0.6%   3.4%  -1.1%   2.1%   0.1%   0.6%  -1.9%
Sep      -1.4% -10.7%  -8.1%  -9.2%  -1.9%   4.4%   2.8%   1.4%   3.4% -11.9%
Oct       9.2%  -0.3%   3.6%   0.4%   7.7%   2.0%  -2.6%   2.9%   2.8% -20.3%

Nov       4.0%  -9.0%   5.6%   3.7%   3.4%   6.1%   3.2%   1.7%  -2.7%  -9.0%
Dec       9.8%   7.6%   2.6%  -3.7%   5.8%   3.5%   1.8%  -1.8%  -1.3%  -0.5%
------------------------------------------------------------------------------------
Year     28.7%  -1.8%  -8.8% -22.5%  42.4%  17.3%  19.5%  11.1%  11.0% -46.9%   4.6%

------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Historical Performance Through April 2009                                                              Annualised
                                                                                       ---------------------------------------------
                                            1 Month     3 Months    6 Months        YTD       1 year    3 years   5 years   10 years
US Growth Total Return Index                   7.8%         8.6%       -5.4%       4.6%       -40.7%     -14.2%     -1.1%       0.8%
S&P 500/Citigroup Growth TR Index              8.3%         6.9%       -2.9%       1.6%       -30.7%      -7.9%     -2.3%      -3.6%
S&P 500 (TR) Index                             9.6%         6.5%       -8.5%      -2.5%       -35.3%     -10.7%     -2.7%      -2.5%
Excess Return vs S&P 500/Citigroup
  Growth TR Index                             -0.5%         1.7%       -2.4%       2.9%       -10.0%      -6.3%      1.2%       4.3%
Excess Return vs S&P 500 (TR) Index           -1.8%         2.1%        3.2%       7.1%        -5.4%      -3.4%      1.6%       3.2%

Performance Analysis  January 1999 - April 2009
                                                Index        Bench1       Bench2
Growth over period                              22.0%        -25.9%       -15.2%
Compounded annual growth                         1.9%         -2.9%        -1.6%
Volatility                                      24.8%         22.4%        21.7%
Sharpe ratio (3.4%)                             -0.06         -0.28        -0.23
Maximum drawdown                               -54.8%        -53.4%       -50.9%
Start of max drawdown period                 Nov-2007      Apr-2000     Nov-2007
End of max drawdown period                   Apr-2009      Apr-2009     Apr-2009
Average monthly growth                           0.3%         -0.1%         0.0%
Best monthly return                             11.5%          9.2%         9.8%
Worst monthly return                           -20.3%        -16.5%       -16.8%
% of months with gains                          50.8%         52.4%        56.5%
12 Month Correlation versus:
S&P 500/Citigroup Growth TR Index                0.97          1.00         0.99
S&P 500 (TR) Index                               0.95          0.99         1.00

Index Facts
Bloomberg ticker                                                      DBUSUSG
Reuters code                                                         .DBEIUSG
Benchmark 1                                 S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1                                 SPTRSGX Index
Benchmark 2                                                S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                    SPTR Index
Index sponsor                                                   Deutsche Bank
Number of stocks                                                           30
Stocks weighting                                                        Equal
Rebalancing frequency                                               Quarterly
Index Currency                                                            USD

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
--------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                  12

slide12

                                                              REUTERS: .DBEIUSV
                                                            BLOOMBERG: .DBUSUSV
Deutsche Bank US Value Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------
The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
      1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
-----------------------------------------------------------------------------------------------
Jan   0.4%    -4.9%    6.3%   -1.7%    -2.7%    1.9%    -0.9%    6.6%    0.2%    -1.5%   -5.3%
Feb  -1.1%    -8.5%   -2.5%    0.7%    -3.8%    2.9%     7.4%   -2.0%   -0.8%    -7.2%   -9.8%
Mar   5.2%    16.7%   -1.7%    6.3%    -1.5%   -0.1%    -1.5%    2.4%    2.9%    -3.2%   11.5%
Apr   6.8%     0.2%    3.9%    0.2%     8.1%   -1.7%    -1.5%    3.5%    4.9%     6.6%   18.3%
May   2.1%     7.8%    4.0%   -2.4%     8.9%   -1.1%     4.7%   -2.9%    4.9%    -0.4%
Jun   0.3%   -10.9%   -2.1%   -3.5%     1.0%    3.5%     4.3%    3.4%   -0.9%   -12.9%
Jul  -4.6%     5.8%   -0.4%   -7.5%    -0.2%    0.0%     4.1%    1.8%   -6.8%     0.4%
Aug   0.0%    10.7%   -4.5%    1.5%     2.8%    0.6%     0.3%   -2.2%   -1.7%    -0.2%
Sep  -4.0%     5.8%   -7.4%  -15.0%     0.5%    3.6%     2.3%    0.6%    4.3%    -9.0%
Oct  10.4%     4.6%    0.4%    0.0%     5.8%    0.8%    -2.9%    4.7%    1.5%   -19.4%
Nov  -5.2%    -2.1%    3.2%    4.4%     1.7%    5.1%     3.4%    3.5%   -7.0%    -6.2%
Dec   1.6%     9.7%    3.6%   -2.5%     5.6%    3.2%    -1.0%    0.1%   -1.0%     6.2%
-----------------------------------------------------------------------------------------------
Year 11.2%    36.2%    2.0%  -19.3%    28.3%   20.0%    19.8%   21.0%   -0.5%   -40.1%   12.6%
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                          Annualised
                                                                             ------------------------------------
                                     1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
US Value Total Return Index            18.3%      18.9%      12.1%   12.6%   -28.5%     -9.8%      2.5%       5.3%
S&P 500/Citigroup Value TR Index       11.0%       6.0%     -14.4%   -6.8%   -40.1%    -13.7%     -3.3%      -1.7%
S&P 500 (TR) Index                      9.6%       6.5%      -8.5%   -2.5%   -35.3%    -10.7%     -2.7%      -2.5%
Excess Return vs S&P 500/Citigroup
  Value TR Index                        7.2%      12.9%      26.5%   19.5%    11.6%      3.9%      5.8%       7.0%
Excess Return vs S&P 500 (TR) Index     8.7%      12.4%      20.7%   15.1%     6.9%      0.9%      5.2%       7.8%

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                      Index           Bench1          Bench2
Growth over period                    86.6%            -5.9%          -15.2%
Compounded annual growth               6.2%            -0.6%           -1.6%
Volatility                            25.6%            22.4%           21.7%
Sharpe ratio (3.4%)                    0.11   -         0.18   -        0.23
Maximum drawdown                     -54.8%           -56.8%          -50.9%
Start of max drawdown period       Jun-2007         Jun-2007        Nov-2007
End of max drawdown period         Apr-2009         Apr-2009        Apr-2009
Average monthly growth                 0.7%             0.1%            0.0%
Best monthly return                   18.3%            11.0%            9.8%
Worst monthly return                 -19.4%           -17.1%          -16.8%
% of months with gains                57.3%            57.3%           56.5%
12 Month Correlation versus:
S&P 500/Citigroup Value TR Index       0.94             1.00            0.99
S&P 500 (TR) Index                     0.96             0.99            1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                  DBUSUSV
Reuters code                                                     .DBEIUSV
Benchmark 1                              S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1                             SPTRSVX Index
Benchmark 2                                            S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                SPTR Index
Index sponsor                                               Deutsche Bank
Number of stocks                                                       30
Stocks weighting                                                    Equal
Rebalancing frequency                                           Quarterly
Index Currency                                                        USD

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London                                                                                                                                                                  13
                                                                             13

                                                             REUTERS: .DBEIEUGR
                                                            BLOOMBERG: DBEEEUGR
Deutsche Bank Euro Growth Total Return Index

-------------------------------------------------------------------------------
Index Description                                                    Absolute Return
-------------------------------------------------------------------------------
The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX
Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

[GRAPHICS OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
       1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
------------------------------------------------------------------------------------------------
Jan    3.1%    -4.8%    8.2%   -1.3%    -7.1%    3.6%     2.0%    3.9%    2.6%   -10.0%   -7.3%
Feb   -1.1%    10.1%  -10.5%   -2.8%    -2.5%    1.5%     2.6%    2.0%   -1.3%    -2.0%   -7.3%
Mar    2.0%     3.9%   -2.6%    7.2%    -5.7%   -2.8%    -0.1%    5.1%    4.4%    -2.7%    5.4%
Apr    3.8%     3.4%   10.3%    1.1%    16.1%    1.4%    -4.5%    0.1%    4.5%     3.6%   10.6%
May   -5.7%     1.1%   -5.0%   -1.4%     0.3%    0.3%     4.4%   -5.2%    5.5%     0.5%
Jun    4.9%     1.8%   -6.0%   -6.2%     3.3%    3.7%     3.1%    0.5%   -1.5%   -13.6%
Jul   -3.1%     1.2%   -3.8%  -10.0%     2.6%   -3.2%     4.3%    1.3%   -2.6%     2.4%
Aug    2.9%     2.9%   -9.4%    2.6%     4.4%   -0.4%    -1.5%    2.2%    1.0%    -0.4%
Sep   -2.4%    -5.5%  -18.0%  -12.9%    -6.5%    2.1%     4.5%    3.2%    3.2%    -8.6%
Oct    2.2%     2.4%    8.7%    6.5%     9.3%    4.1%    -2.8%    4.4%    2.2%    -6.8%
Nov   10.7%    -7.7%    9.2%    2.4%     0.8%    3.0%     4.6%    0.1%   -5.2%   -10.5%
Dec   17.8%    -2.4%    3.4%   -6.8%     1.0%    3.1%     4.1%    4.6%   -3.9%     0.9%
------------------------------------------------------------------------------------------------
Year  38.4%     5.0%  -18.7%  -21.5%    14.5%   17.5%    22.1%   24.1%    8.5%   -39.4%    0.1%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Performance Analysis  January 1998 - August 2008
-------------------------------------------------------------------------------
                                                                                          Annualised
                                                                              -------------------------------------
                                     1 Month   3 Months   6 Months      YTD   1 year   3 years   5 years   10 years
Euro Growth Total Return Index         10.6%       8.0%      -9.6%     0.1%   -31.7%     -9.8%      2.5%       1.5%
DJES LC Growth Euro TR Index            7.1%       0.1%     -12.1%    -6.8%   -39.3%    -13.6%     -3.0%      -4.1%
DJES Large Euro TR Index               15.4%       7.3%      -6.9%    -1.2%   -37.7%    -12.8%     -0.5%        N/A
Excess Return vs DJES LC Growth
  Euro TR Index                         3.5%       7.9%       2.5%     7.0%     7.6%      3.8%      5.5%       5.6%
Excess Return vs DJES Large Euro
  TR Index                             -4.8%       0.7%      -2.7%     1.3%     6.0%      3.0%      3.0%        N/A
Performance Analysis January 1999 -
  April 2009

-------------------------------------------------------------------------------
Performance Analysis January 1999 - April 2009
-------------------------------------------------------------------------------
                                       Index          Bench1           Bench2
Growth over period                     24.6%          -28.9%           -24.5%
Compounded annual growth                2.2%           -3.3%            -2.9%
Volatility                             22.0%           24.1%            24.1%
Sharpe ratio (3.14%)          -         0.05  -         0.27   -         0.25
Maximum drawdown                      -52.5%          -64.5%           -57.4%
Start of max drawdown period        Nov-2007        Mar-2000         Apr-1999
End of max drawdown period          Apr-2009        Apr-2009         Apr-2007
Average monthly growth                  0.3%           -0.1%            -0.1%
Best monthly return                    17.8%           17.3%            15.4%
Worst monthly return                  -18.0%          -16.7%           -18.4%
% of months with gains                 60.5%           50.8%            52.6%
12 Month Correlation versus:
DJES LC Growth Euro TR Index            0.96            1.00             0.94
DJES Large Euro TR Index                0.87            0.94             1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                   DBEEEUGR
Reuters code                                                      .DBEIEUGR
Benchmark 1                                    DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                                  SLGT Index
Benchmark 2                                        DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                  LCXT Index
Index sponsor                                                 Deutsche Bank
Number of stocks                                                         20
Stocks weighting                                                      Equal
Rebalancing frequency                                             Quarterly
Index Currency                                                          EUR

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             14

                                                             REUTERS: .DBEIEUVA
                                                            BLOOMBERG: DBEEEUVA
Deutsche Bank Euro Value Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

               [GRAPHIC OMITTED][GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
        1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
-------------------------------------------------------------------------------------------------
Jan     3.7%   -12.0%    5.1%    0.7%    -5.7%    1.8%     2.3%    2.7%    2.1%    -9.2%  -11.4%
Feb     2.4%     4.5%   -4.5%    0.0%   -10.8%    2.3%     2.6%    4.4%   -1.8%    -3.9%  -13.7%
Mar     0.1%     7.1%   -3.3%    6.9%    -6.2%   -2.5%    -0.5%    3.7%    2.5%    -3.0%    5.1%
Apr     7.2%     1.6%    5.3%   -1.1%    21.1%    3.6%    -3.9%   -0.6%    5.9%     7.6%   31.5%
May    -2.4%     1.1%   -2.3%   -2.9%     5.3%   -0.6%     3.6%   -4.5%    2.9%    -2.5%
Jun     3.2%     3.4%   -3.4%   -6.7%     7.5%    3.0%     3.9%    0.5%   -2.3%   -15.6%
Jul    -3.6%     3.5%   -2.7%  -15.0%     5.8%   -1.7%     3.9%    1.4%   -3.2%    -0.6%
Aug     4.2%     2.7%   -4.6%    3.5%     3.0%   -0.5%    -0.1%    4.1%    0.1%     3.7%
Sep    -4.2%    -1.2%  -11.9%  -21.2%    -4.5%    1.9%     4.6%    1.7%    1.0%   -10.6%
Oct     4.1%     6.7%    5.3%   11.4%     4.2%    3.0%    -2.6%    4.7%    2.2%   -20.8%
Nov     4.6%    -2.8%    6.0%   12.1%     2.0%    3.6%     3.8%   -0.1%   -2.4%    -6.4%
Dec    13.2%    -0.3%    2.5%  -10.0%     4.7%    3.7%     3.1%    4.0%   -1.4%     2.5%
------------------------------------------------------------------------------------------------
Year   36.4%    13.5%   -9.6%  -24.9%    25.2%   18.9%    22.3%   23.8%    5.4%   -47.6%    5.6%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                       Annualised
                                                                          ------------------------------------
                                  1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
Euro Value Total Return Index       31.5%      19.2%       1.3%    5.6%   -39.2%    -13.2%      0.0%       1.9%
DJES LC Value Euro TR Index         17.0%      10.1%      -5.5%    1.3%   -42.6%    -15.1%     -1.3%      -4.2%
DJES Large Euro TR Index            15.4%       7.3%      -6.9%   -1.2%   -37.7%    -12.8%     -0.5%        N/A
Excess Return vs DJES LC Value
  Euro TR Index                     14.5%       9.1%       6.8%    4.2%     3.4%      1.8%      1.3%       6.1%
Excess Return vs DJES Large
  Euro TR Index                     16.1%      11.9%       8.2%    6.7%    -1.5%     -0.4%      0.5%        N/A

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                     Index           Bench1          Bench2
Growth over period                   38.2%           -27.3%          -24.5%
Compounded annual growth              3.2%            -3.0%           -2.9%
Volatility                           24.0%            24.2%           24.1%
Sharpe ratio (3.14%)                  0.00   -         0.26   -        0.25
Maximum drawdown                    -62.3%           -60.3%          -57.4%
Start of max drawdown period      Jun-2007         Jun-2007        Apr-1999
End of max drawdown period        Apr-2009         Apr-2009        Apr-2007
Average monthly growth                0.5%            -0.1%           -0.1%
Best monthly return                  31.5%            17.0%           15.4%
Worst monthly return                -21.2%           -20.7%          -18.4%
% of months with gains               58.1%            54.8%           52.6%
12 Month Correlation versus:
DJES LC Value Euro TR Index           0.95             1.00            0.98
DJES Large Euro TR Index              0.93             0.98            1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                               DBEEEUVA
Reuters code                                                  .DBEIEUVA
Benchmark 1                                 DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1                              SLVE Index
Benchmark 2                                    DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                              LCXT Index
Index sponsor                                             Deutsche Bank
Number of stocks                                                     20
Stocks weighting                                                  Equal
Rebalancing frequency                                         Quarterly
Index Currency                                                      EUR

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             15

                                                               REUTERS: .DBUKGT
                                                            BLOOMBERG: DBEEUKGT
Deutsche Bank UK Growth Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
       1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
------------------------------------------------------------------------------------------------
Jan    5.5%    -4.5%    3.7%   -0.9%    -9.7%    1.0%     1.7%    5.1%   -3.1%    -4.6%    3.2%
Feb    4.2%     3.8%   -1.9%    4.0%     2.3%    4.8%     4.4%    3.5%    0.4%    -4.9%    1.2%
Mar    1.7%     5.6%   -6.5%    5.0%    -2.4%    0.5%    -2.7%    5.1%    6.2%    -3.5%    5.8%
Apr    4.6%    -3.5%    7.7%   -3.1%    10.8%    0.0%    -5.0%   -0.3%    0.5%     3.1%   10.0%
May   -4.8%     3.4%   -0.7%   -0.8%     6.2%   -0.1%     5.5%   -3.5%    4.1%     0.5%
Jun    2.3%     3.1%   -1.2%   -6.9%    -1.7%    3.3%     4.3%    1.8%   -2.8%    -6.1%
Jul   -1.9%     2.2%   -2.6%   -7.6%     3.7%   -2.8%     5.3%    1.9%   -4.4%    -4.2%
Aug   -0.2%     5.3%   -0.6%    0.0%     0.9%    0.2%     3.2%    1.6%    0.0%     7.3%
Sep   -3.3%    -6.5%  -10.3%   -8.1%    -1.9%    5.6%     4.3%    1.1%    0.1%   -16.2%
Oct    0.5%     2.8%    5.3%    6.0%     8.0%    0.7%    -4.4%    2.8%    3.2%   -15.3%
Nov   10.5%    -3.6%    6.1%   -2.3%    -1.9%    5.5%     6.6%    0.4%  -10.7%     3.6%
Dec    8.9%     3.3%    0.8%   -4.1%     2.2%    3.4%     4.8%    6.6%   -1.1%     8.0%
------------------------------------------------------------------------------------------------
Year  30.3%    10.9%   -1.8%  -18.1%    15.8%   24.0%    30.6%   29.1%   -8.4%   -30.5%   21.6%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                               Annualised
                                                                                  -------------------------------------
                                          1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
UK Growth Total Return Index                10.0%      17.8%      36.1%   21.6%    -6.3%     -4.3%      8.8%       6.4%
FTSE 100 TR Index                            8.5%       3.9%      -0.6%   -2.7%   -27.2%     -7.6%      2.5%      -1.1%
MSCI UK Value Index (TR)                     5.4%       2.1%       0.3%   -0.4%   -27.5%     -6.3%      2.6%      -1.5%
Excess Return vs FTSE 100 TR Index           1.5%      13.9%      36.7%   24.3%    20.9%      3.3%      6.2%       7.5%
Excess Return vs MSCI UK Value Index (TR)    4.7%      15.8%      35.8%   22.0%    21.1%      2.0%      6.1%       7.9%

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                      Index           Bench1          Bench2
Growth over period                   117.8%             0.4%           -9.4%
Compounded annual growth               7.8%             0.0%           -1.0%
Volatility                            21.6%            20.9%           21.4%
Sharpe ratio (4.78%)                   0.14   -         0.23   -        0.27
Maximum drawdown                     -47.3%           -44.4%          -44.2%
Start of max drawdown period       Jun-2007         Jan-2000        Sep-2000
End of max drawdown period         Apr-2009         Feb-2006        Mar-2007
Average monthly growth                 0.8%             0.1%            0.0%
Best monthly return                   10.8%             9.0%            9.8%
Worst monthly return                 -16.2%           -12.9%          -14.4%
% of months with gains                61.3%            58.1%           58.1%
12 Month Correlation versus:
FTSE 100 TR Index                      0.94             1.00            0.97
MSCI UK Value Index (TR)               0.95             0.97            1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                              DBEEUKGT
Reuters code                                                   .DBUKGT
Benchmark 1                                          FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                            TUKXG Index
Benchmark 2                                   MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2                           NLDGUK Index
Index sponsor                                            Deutsche Bank
Number of stocks                                                    20
Stocks weighting                                                 Equal
Rebalancing frequency                                        Quarterly
Index Currency                                                     GBP

The Deutsche Bank UK Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             16

                                                               REUTERS: .DBUKVT
                                                            BLOOMBERG: DBEEUKVT
Deutsche Bank UK Value Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price earnings ratio selected from the FTSE 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
       1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
------------------------------------------------------------------------------------------------
Jan   -2.1%    -6.2%   -0.3%    3.5%    -7.0%   -1.2%     2.5%    5.0%   -3.8%    -1.4%   -4.8%
Feb    5.2%     0.6%   -0.4%    1.4%     4.9%    2.9%     0.9%    3.3%    0.0%    -9.3%    1.1%
Mar    0.3%     9.1%   -3.6%    7.5%    -3.0%   -0.2%    -0.4%    4.0%    5.0%    -0.3%   20.2%
Apr    9.8%     0.7%    4.0%    3.0%    12.4%    2.1%    -5.1%   -0.7%    0.3%    -1.3%   31.8%
May   -3.1%     7.8%    2.8%    3.6%     5.4%    1.2%     5.5%   -3.3%    2.8%    -3.8%
Jun    1.6%     2.1%    0.4%   -7.5%     0.3%    2.9%     4.1%    2.9%   -1.0%   -13.2%
Jul   -4.4%     1.1%   -4.2%   -6.1%     3.4%   -2.3%     4.2%    1.4%   -3.3%    -1.0%
Aug    0.5%     6.7%    0.0%    1.3%     3.7%    1.9%     1.6%    1.0%   -0.6%     5.5%
Sep   -1.8%    -2.5%   -9.8%   -8.8%    -1.6%    0.4%     2.6%    1.2%   -5.6%   -21.8%
Oct   -2.6%     1.5%    2.7%    6.2%     4.0%    2.2%    -2.4%    3.1%    1.6%   -18.0%
Nov    2.0%     6.1%    5.3%   -0.1%     1.0%    1.0%     4.5%    0.5%   -5.1%    10.6%
Dec    1.9%     3.0%    2.4%   -4.6%     3.1%    6.2%     6.4%    4.8%   -4.4%    -1.9%
------------------------------------------------------------------------------------------------
Year   6.8%    33.1%   -1.6%   -2.2%    28.4%   18.1%    26.5%   25.6%  -13.8%   -46.6%   52.4%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                                Annualised
                                                                                      -------------------------------------
                                             1 Month   3 Months    6 Months     YTD   1 year   3 years   5 years   10 years
UK Value Total Return Index                    31.8%      60.2%       65.4%   52.4%    -7.5%     -7.7%      4.9%       7.4%
FTSE 100 TR Index                               8.5%       3.9%       -0.6%   -2.7%   -27.2%     -7.6%      2.5%      -1.1%
MSCI UK Growth Index (TR)                      14.0%       7.4%       -2.4%   -5.2%   -27.9%     -9.7%      1.4%      -0.9%
Excess Return vs FTSE 100 TR Index             23.3%      56.2%       66.0%   55.1%    19.7%     -0.1%      2.4%       8.5%
Excess Return vs MSCI UK Growth Index (TR)     17.8%      52.8%       67.7%   57.6%    20.4%      2.0%      3.5%       8.2%

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                     Index           Bench1          Bench2
Growth over period                  131.1%             0.4%            9.1%
Compounded annual growth              8.4%             0.0%            0.8%
Volatility                           25.1%            20.9%           22.0%
Sharpe ratio (4.78%)                  0.15   -         0.23   -        0.18
Maximum drawdown                    -59.2%           -44.4%          -45.8%
Start of max drawdown period      Jun-2007         Jan-2000        Nov-2007
End of max drawdown period        Apr-2009         Feb-2006        Apr-2009
Average monthly growth                0.9%             0.1%            0.2%
Best monthly return                  31.8%             9.0%           14.0%
Worst monthly return                -21.8%           -12.9%          -15.6%
% of months with gains               62.1%            58.1%           58.9%
12 Month Correlation versus:
FTSE 100 TR Index                     0.88             1.00            0.97
MSCI UK Growth Index (TR)             0.90             0.97            1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                             DBEEUKVT
Reuters code                                                  .DBUKVT
Benchmark 1                                         FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                           TUKXG Index
Benchmark 2                                 MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2                          NDLVUK Index
Index sponsor                                           Deutsche Bank
Number of stocks                                                   20
Stocks weighting                                                Equal
Rebalancing frequency                                       Quarterly
Index Currency                                                    GBP

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             17

                                                                REUTERS: .DBJGT
                                                             BLOOMBERG: DBAPJGT
Deutsche Bank Japan Growth Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

The Japan Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
        1999   2000     2001    2002     2003    2004     2005    2006    2007     2008     2009
-------------------------------------------------------------------------------------------------
Jan    -1.7%   1.3%     2.4%   -9.1%    -3.5%    3.6%    -1.6%    5.3%    2.8%   -10.1%    -4.6%
Feb     0.5%   4.6%    -8.4%    2.5%    -0.6%    4.3%     4.6%    0.8%    0.0%     2.1%    -4.1%
Mar    13.7%   4.0%     1.2%    2.5%    -4.5%    5.0%    -1.5%    4.5%   -0.2%   -10.3%    -0.2%
Apr     5.2%   2.5%     8.8%    2.3%    -0.9%    1.5%    -4.8%   -1.8%   -0.3%    14.9%     6.2%
May     0.6%  -2.1%    -4.3%    2.1%     4.3%   -2.2%     2.0%   -7.1%    4.1%     3.8%
Jun    10.4%   2.7%    -5.1%   -7.7%     5.1%    1.5%     1.7%   -0.7%    2.7%    -6.2%
Jul     2.2%                   -6.2%     4.9%   -4.0%     3.1%    0.4%   -3.5%    -2.5%
Aug    -1.9%   0.8%    -8.6%    0.9%     5.0%   -0.4%     5.1%    3.9%   -5.3%    -4.7%
Sep     4.3%  -1.0%    -8.7%    0.0%     2.6%   -1.3%    14.9%   -2.9%    2.4%   -18.8%
Oct     3.8%  -1.8%     4.2%   -3.5%     3.4%   -1.4%     2.5%    1.6%   -0.6%   -23.7%
Nov     0.3%  -0.6%     1.1%    4.9%    -5.1%    4.3%     4.8%   -1.5%   -8.5%    -3.0%
Dec    -0.1%  -3.8%    -1.6%   -2.8%     2.8%    3.6%     7.3%    5.1%   -3.0%     2.2%
-------------------------------------------------------------------------------------------------
Year   42.8%  -1.0%   -25.4%  -14.3%    13.5%   15.1%    43.7%    7.0%   -9.8%   -47.5%    -3.0%
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                              Annualised
                                                                                 -------------------------------------
                                         1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
Japan Growth Total Return Index             6.2%       1.6%      -3.9%   -3.0%   -46.2%    -23.3%     -6.7%      -3.4%
TOPIX W/Dividend TOPIX 100 (TR)            10.3%       8.0%      -4.4%   -0.1%   -40.3%    -20.1%     -6.0%      -5.0%
MSCI Japan Growth (TR)                      5.7%       2.1%     -10.2%   -7.9%   -46.5%    -24.8%     -9.0%      -7.9%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR)                           -4.2%      -6.3%       0.5%   -2.9%    -5.9%     -3.2%     -0.7%       1.5%
Excess Return vs MSCI Japan Growth (TR)     0.4%      -0.5%       6.3%    4.8%     0.3%      1.5%      2.3%       4.4%

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                         Index           Bench1          Bench2
Growth over period                      -16.7%           -24.8%          -46.2%
Compounded annual growth                 -1.8%            -2.7%           -5.8%
Volatility                               24.1%            24.8%           25.1%
Sharpe ratio (0.19%)            -         0.08   -         0.12   -        0.24
Maximum drawdown                        -60.4%           -62.7%          -69.8%
Start of max drawdown period          Jul-2007         Jan-2000        Mar-2000
End of max drawdown period            Apr-2009         Apr-2009        Apr-2009
Average monthly growth                    0.0%            -0.1%           -0.3%
Best monthly return                      14.9%            14.9%           13.4%
Worst monthly return                    -23.7%           -21.4%          -23.4%
% of months with gains                   54.0%            52.4%           50.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)           0.97             1.00            0.99
MSCI Japan Growth (TR)                    0.97             0.99            1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                             DBAPJGT
Reuters code                                                  .DBJGT
Benchmark 1                          TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                        TPXD100 Index
Benchmark 2                                   MSCI Japan Growth (TR)
Bloomberg ticker of Benchmark 2                         NAGLJN Index
Index sponsor                                          Deutsche Bank
Number of stocks                                                  20
Stocks weighting                                               Equal
Rebalancing frequency                                      Quarterly
Index Currency                                                   JPY

The Deutsche Bank Japan Growth Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             18

                                                                REUTERS: .DBJVT
                                                             BLOOMBERG: DBAPJVT
Deutsche Bank Japan Value Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
        1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
-------------------------------------------------------------------------------------------------
Jan     2.3%     7.2%    0.1%   -6.1%    -2.4%    5.4%    -2.1%   -0.3%    5.3%    -9.3%   -6.3%
Feb    -0.4%     1.3%   -3.3%    0.5%    -0.6%    5.4%     4.0%   -0.2%    5.2%     1.1%   -3.1%
Mar    14.2%     7.0%    4.7%    4.3%    -4.4%    4.6%     0.2%    2.7%    0.9%   -11.1%    6.4%
Apr     2.9%     4.4%    4.9%    3.7%     4.6%    1.2%    -4.5%    0.5%   -2.6%    16.8%   17.5%
May     2.2%    -2.1%   -1.6%    2.1%     6.0%   -1.1%     2.2%   -5.0%    9.6%     7.0%
Jun    11.8%     1.1%    3.1%   -7.4%     6.9%    4.1%     2.5%   -0.6%    4.3%    -9.0%
Jul     3.7%    -3.4%   -4.1%   -2.8%     6.2%    0.3%     2.0%   -0.2%    1.2%     0.4%
Aug     0.1%     0.6%   -5.6%    2.3%     6.6%    0.3%     7.5%    5.0%  -10.7%    -6.9%
Sep     1.5%     0.3%   -9.1%   -3.4%     3.2%   -2.4%    15.8%   -3.7%    3.6%   -19.5%
Oct    -5.3%    -0.3%    5.7%   -4.3%    -0.8%   -1.6%    -0.3%   -0.1%   -1.7%   -24.7%
Nov    -0.9%    -0.7%    3.1%    4.5%     0.0%    2.7%     4.0%    1.4%   -6.7%    -5.8%
Dec    -2.1%    -1.0%   -2.2%   -2.6%     2.9%    4.2%     5.4%    6.8%   -4.4%     2.5%
-------------------------------------------------------------------------------------------------
Year   32.6%    14.7%   -5.4%   -9.7%    31.3%   25.3%    41.6%    5.7%    2.1%   -49.2%   13.5%
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                         Annualised
                                                                               -------------------------------------
                                       1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
Japan Value Total Return Index           17.5%      21.1%       9.6%   13.5%   -39.5%    -15.3%     -1.3%       4.6%
TOPIX W/Dividend TOPIX 100 (TR)          10.3%       8.0%      -4.4%   -0.1%   -40.3%    -20.1%     -6.0%      -5.0%
MSCI Japan Value (TR)                    12.5%      12.6%       5.6%    6.5%   -29.6%    -14.7%     -0.6%      -0.1%
Excess Return vs TOPIX W/Dividend
 TOPIX 100 (TR)                           7.2%      13.2%      14.0%   13.6%     0.8%      4.8%      4.7%       9.6%
Excess Return vs MSCI Japan Value (TR)    5.1%       8.5%       3.9%    7.0%    -9.9%     -0.6%     -0.7%       4.7%

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                     Index              Bench1       Bench2
Growth over period                   88.3%              -24.8%        23.9%
Compounded annual growth              6.3%               -2.7%         2.1%
Volatility                           26.4%               24.8%        22.7%
Sharpe ratio (0.19%)                  0.23   -            0.12         0.08
Maximum drawdown                    -62.6%              -62.7%       -53.0%
Start of max drawdown period      Aug-2007            Jan-2000     Jul-2007
End of max drawdown period        Apr-2009            Apr-2009     Apr-2009
Average monthly growth                0.7%               -0.1%         0.3%
Best monthly return                  17.5%               14.9%        15.4%
Worst monthly return                -24.7%              -21.4%       -18.8%
% of months with gains               57.3%               52.4%        50.8%
12 Month Correlation versus:
TOPIX W/Dividend TOPIX 100 (TR)       0.96                1.00         0.99
MSCI Japan Value (TR)                 0.95                0.99         1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                   DBAPJVT
Reuters code                                                        .DBJVT
Benchmark 1                                TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                              TPXD100 Index
Benchmark 2                                          MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                               NAVLJN Index
Index sponsor                                                Deutsche Bank
Number of stocks                                                        20
Stocks weighting                                                     Equal
Rebalancing frequency                                            Quarterly
Index Currency                                                         JPY

The Deutsche Bank Japan Value Total Return Index was launched on November 01,
2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             19

                                                               REUTERS: .SPXADT
                                                              BLOOMBERG: SPXADT
S&P X-Alpha USD Total Return Index

-------------------------------------------------------------------------------
Index Description
-------------------------------------------------------------------------------

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

-------------------------------------------------------------------------------
Monthly Performance
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
       1999     2000    2001    2002     2003    2004     2005    2006    2007     2008    2009
------------------------------------------------------------------------------------------------
Jan   -0.7%    -1.2%    3.4%    1.3%     0.2%   -0.1%     1.7%    5.6%    0.0%     2.4%    2.0%
Feb    1.4%     0.8%    3.0%    0.6%    -0.8%    1.6%     4.9%   -1.4%    1.8%    -1.4%    1.8%
Mar    0.0%     3.7%    1.7%    2.7%    -1.8%    1.9%     0.3%    3.0%    3.2%    -1.3%    1.2%
Apr    2.0%     2.4%    0.4%    5.8%     1.5%    0.2%    -1.6%    0.9%    0.6%     1.2%    3.2%
May    1.5%     3.7%    0.2%    0.5%     4.0%    0.3%     0.1%    0.6%    1.3%     0.5%
Jun   -1.7%    -1.5%    0.1%    3.1%    -0.9%    2.4%     3.7%    2.0%   -0.3%    -1.5%
Jul   -0.5%     1.4%    0.5%    0.5%     0.6%    0.5%     1.2%    0.6%    0.1%    -2.1%
Aug   -0.9%     2.3%    2.1%    0.9%     2.0%    0.2%     3.2%   -1.9%   -1.2%    -0.9%
Sep    0.1%     1.8%   -1.5%    0.3%     0.8%    3.0%     2.2%   -1.1%   -0.3%    -2.0%
Oct   -0.8%     2.1%    1.0%   -5.0%     1.4%    0.2%    -0.6%    1.8%    0.2%    -1.1%
Nov   -2.6%     1.8%   -0.4%   -0.8%     0.7%    2.9%     0.1%    1.3%   -2.7%     0.0%
Dec    0.7%     3.6%    1.1%    2.2%    -0.8%    1.0%     0.7%    0.2%   -2.1%     0.7%
------------------------------------------------------------------------------------------------
Year  -1.6%    22.7%   12.1%   12.4%     7.0%   15.0%    16.8%   11.9%    0.3%    -5.4%    8.6%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Historical Performance Through April 2009
-------------------------------------------------------------------------------
                                                                                                   Annualised
                                                                                        ------------------------------------
                                                1 Month   3 Months   6 Months     YTD   1 year   3 years   5 years   10 years
S&P X-Alpha USD Total Return Index                 3.2%       6.4%       9.4%    8.6%     1.8%      2.1%      8.4%       9.4%
MSCI World Index                                  11.2%       7.4%      -5.4%   -2.0%   -39.3%    -11.5%     -1.0%      -1.6%
HFRX USD Equity Market Neutral Index              -1.5%      -3.9%      -5.3%   -3.9%    -6.0%      0.1%      0.7%        N/A
Excess Return vs MSCI World Index                 -8.0%      -0.9%      14.9%   10.6%    41.2%     13.6%      9.4%      11.0%
Excess Return vs HFRX USD Equity
  Market Neutral Index                             4.7%      10.3%      14.7%   12.5%     7.9%      2.0%      7.7%           N/A

-------------------------------------------------------------------------------
Performance Analysis  January 1999 - April 2009
-------------------------------------------------------------------------------
                                          Index           Bench1             Bench2
Growth over period                       152.0%            -8.1%               0.2%
Compounded annual growth                   9.4%            -0.8%               0.0%
Volatility                                 6.3%            17.3%               4.5%
Sharpe ratio (3.4%)                        0.94   -         0.24   -           0.75
Maximum drawdown                         -12.0%           -54.0%              -8.2%
Start of max drawdown period           Jun-2007         Nov-2007           Jul-2007
End of max drawdown period             Apr-2009         Apr-2009           Apr-2009
Average monthly growth                     0.8%             0.0%               0.0%
Best monthly return                        5.8%            11.2%               2.5%
Worst monthly return                      -5.0%           -19.0%              -2.8%
% of months with gains                    71.8%            54.8%              58.9%
12 Month Correlation versus:
MSCI World Index                           0.51             1.00              -0.32
HFRX USD Equity Market Neutral Index      -0.13            -0.32               1.00

-------------------------------------------------------------------------------
Index Facts
-------------------------------------------------------------------------------
Bloomberg ticker                                                     SPXADT
Reuters code                                                        .SPXADT
Benchmark 1                                                MSCI World Index
Bloomberg ticker of Benchmark 1                                NDDUWI Index
Benchmark 2                            HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                               HFRXEMN Index
Index sponsor                                                 Deutsche Bank
Rebalancing frequency                                             Quarterly
Index Currency                                                          USD

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.
-------------------------------------------------------------------------------
Source: Bloomberg or Deutsche Bank AG/London
                                                                             20

                                                               REUTERS: .SPXADE
                                                              BLOOMBERG: SPXADE

S&P X-Alpha USD Excess Return Index

Index Description

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
[GRAPHIC]

Monthly Performance

              1999     2000     2001    2002     2003     2004     2005    2006     2007     2008     2009
-----------------------------------------------------------------------------------------------------------
Jan          -1.1%    -1.7%     2.9%    1.1%     0.1%    -0.2%     1.6%    5.3%    -0.5%     2.1%     2.0%
Feb           1.0%     0.3%     2.6%    0.4%    -0.9%     1.6%     4.7%   -1.8%     1.4%    -1.6%     1.8%
Mar          -0.5%     3.2%     1.2%    2.5%    -1.9%     1.8%     0.1%    2.6%     2.8%    -1.6%     1.2%
Apr           1.7%     2.0%     0.0%    5.7%     1.4%     0.1%    -1.9%    0.6%     0.2%     1.0%     3.2%
May           1.1%     3.2%    -0.1%    0.4%     3.9%     0.2%    -0.1%    0.1%     0.9%     0.3%
Jun          -2.1%    -2.0%    -0.2%    3.0%    -1.0%     2.3%     3.4%    1.5%    -0.7%    -1.7%
Jul          -0.9%     0.8%     0.2%    0.4%     0.5%     0.4%     0.9%    0.2%    -0.4%    -2.3%
Aug          -1.3%     1.8%     1.8%    0.8%     1.9%     0.1%     2.9%   -2.4%    -1.7%    -1.1%
Sep          -0.3%     1.3%    -1.7%    0.2%     0.7%     2.9%     1.9%   -1.5%    -0.7%    -2.2%
Oct          -1.2%     1.5%     0.7%   -5.1%     1.3%     0.1%    -1.0%    1.3%    -0.2%    -1.1%
Nov          -3.1%     1.2%    -0.5%   -0.9%     0.6%     2.7%    -0.3%    0.8%    -3.1%     0.0%
Dec           0.2%     3.1%     0.9%    2.1%    -0.9%     0.8%     0.4%   -0.3%    -2.5%     0.7%
-----------------------------------------------------------------------------------------------------------
Year         -6.4%    15.5%     8.0%   10.6%     5.8%    13.5%    13.2%    6.5%    -4.7%    -7.2%     8.5%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                       Annualised
                                                                             --------------------------------
                                           1 Month  3 Months   6 Months   YTD 1 year  3 years  5 years  10 years
S&P X-Alpha USD Excess Return Index           3.2%      6.4%       9.3%  8.5%   0.8%   -1.4%    4.9%      5.9%
MSCI World Index                             11.2%      7.4%      -5.4% -2.0% -39.3%  -11.5%   -1.0%     -1.6%
HFRX USD Equity Market Neutral Index         -1.5%     -3.9%      -5.3% -3.9%  -6.0%    0.1%    0.7%       N/A
Excess Return vs MSCI World Index            -8.0%     -1.0%      14.8% 10.6%  40.2%   10.1%    6.0%      7.5%
Excess Return vs HFRX USD Equity Market
Neutral Index                                 4.7%     10.3%      14.6% 12.4%   6.9%   -1.5%    4.2%       N/A

Performance Analysis January 1999 - April 2009

                                                       Index        Bench1       Bench2
Growth over period                                     79.6%         -8.1%         0.2%
Compounded annual growth                                5.8%         -0.8%         0.0%
Volatility                                              6.4%         17.3%         4.5%
Sharpe ratio (3.4%)                                     0.91 -       0.24 -        0.75
Maximum drawdown                                      -16.2%        -54.0%        -8.2%
Start of max drawdown period                        Jun-2007      Nov-2007     Jul-2007
End of max drawdown period                          Apr-2009      Apr-2009     Apr-2009
Average monthly growth                                  0.5%          0.0%         0.0%
Best monthly return                                     5.7%         11.2%         2.5%
Worst monthly return                                   -5.1%        -19.0%        -2.8%
% of months with gains                                 63.7%         54.8%        58.9%
12 Month Correlation versus:
MSCI World Index                                        0.51          1.00        -0.32
HFRX USD Equity Market Neutral Index                   -0.13         -0.32         1.00

Index Facts

Bloomberg ticker                                                      SPXADE
Reuters code                                                         .SPXADE
Benchmark 1                                                 MSCI World Index
Bloomberg ticker of Benchmark 1                                 NDDUWI Index
Benchmark 2                             HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                HFRXEMN Index
Index sponsor                                                  Deutsche Bank
Rebalancing frequency                                              Quarterly
Index Currency                                                           USD

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             21

                                                             BLOOMBERG: DBGLXAT

Deutsche Bank X-Alpha USD Total Return Index

Index Description

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
[GRAPHIC]

Monthly Performance

                1999     2000    2001     2002    2003    2004    2005     2006    2007     2008      2009
-----------------------------------------------------------------------------------------------------------
Jan             0.7%     1.5%    3.5%     1.1%    0.3%   -0.7%    1.9%     5.2%   -0.3%     2.7%      2.0%
Feb             0.9%     1.7%    3.1%     0.5%   -0.9%    1.9%    4.7%    -1.3%    1.7%    -1.5%      1.2%
Mar             0.0%     3.4%    1.6%     2.4%   -1.6%    2.0%    0.3%     3.1%    3.1%    -1.6%      1.4%
Apr             2.0%     0.7%    0.6%     8.2%    1.0%    1.0%   -1.7%     0.5%    1.7%     1.7%      3.1%
May             1.4%     3.4%    0.2%     0.4%    4.4%    0.1%    0.1%     0.3%    1.3%     0.3%
Jun            -1.9%    -1.4%    0.1%     2.9%   -0.7%    2.5%    3.8%     2.3%   -0.3%    -1.6%
Jul            -0.7%     1.5%    0.5%    -1.3%    1.1%    0.7%    1.1%     0.1%   -0.3%    -1.9%
Aug            -0.8%     2.3%    1.7%     0.7%    2.1%    0.2%    3.3%    -2.0%   -1.5%    -0.9%
Sep             0.1%     1.7%   -1.5%     0.4%    0.9%    3.0%    2.2%    -1.1%   -0.4%    -2.2%
Oct             0.2%     2.8%    1.5%    -4.5%    1.0%    0.2%   -1.1%     2.2%    0.2%    -1.2%
Nov            -3.3%     1.7%   -0.3%    -0.8%    0.8%    3.1%    0.1%     1.3%   -2.2%    -0.3%
Dec             0.5%     3.6%    1.1%     2.2%   -0.7%    1.0%    0.8%     0.2%   -2.2%     0.7%
-----------------------------------------------------------------------------------------------------------
Year           -1.2%    25.3%   12.8%    12.4%    7.8%   16.1%   16.5%    11.1%    0.6%    -5.8%      7.9%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                        Annualised
                                                                            -----------------------------------
                                            1 Month 3 Months  6 Months   YTD  1 year 3years 5 years   10 years

Deutsche Bank X-Alpha USD Total Return
Index                                          3.1%     5.8%      8.3%  7.9%    0.4%   1.8%     8.0%       9.6%
MSCI World Index                              11.2%     7.4%     -5.4% -2.0%  -39.3% -11.5%    -1.0%      -1.6%
HFRX USD Equity Market Neutral Index          -1.5%    -3.9%     -5.3% -3.9%   -6.0%   0.1%     0.7%        N/A
Excess Return vs MSCI World Index             -8.1%    -1.6%     13.8% 10.0%   39.7%  13.3%     9.1%      11.2%
Excess Return vs HFRX USD Equity Market
Neutral Index                                  4.6%     9.7%     13.6% 11.8%    6.4%   1.7%     7.3%        N/A

Performance Analysis January 1999 - April 2009

                                                        Index        Bench1      Bench2
Growth over period                                     159.9%         -8.1%        0.2%
Compounded annual growth                                 9.7%         -0.8%        0.0%
Volatility                                               6.5%         17.3%        4.5%
Sharpe ratio (3.4%)                                      0.96 -       0.24 -       0.75
Maximum drawdown                                       -12.6%        -54.0%       -8.2%
Start of max drawdown period                         Jun-2007      Nov-2007    Jul-2007
End of max drawdown period                           Apr-2009      Apr-2009    Apr-2009
Average monthly growth                                   0.8%          0.0%        0.0%
Best monthly return                                      8.2%         11.2%        2.5%
Worst monthly return                                    -4.5%        -19.0%       -2.8%
% of months with gains                                  71.8%         54.8%       58.9%
12 Month Correlation versus:
MSCI World Index                                         0.53          1.00       -0.32
HFRX USD Equity Market Neutral Index                    -0.08         -0.32        1.00

Index Facts
Bloomberg ticker                                                      DBGLXAT
Reuters code                                                         .DBGLXAT
Benchmark 1                                                  MSCI World Index
Bloomberg ticker of Benchmark 1                                  NDDUWI Index
Benchmark 2                              HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                                 HFRXEMN Index
Index sponsor                                                   Deutsche Bank
Rebalancing frequency                                               Quarterly
Index Currency                                                            USD

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             22

                                                             BLOOMBERG: DBGLXAE

Deutsche Bank X-Alpha USD Excess Return Index

Index Description

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs HFRX USD Equity Market Neutral Index
[GRAPHIC]

Monthly Performance

                 1999    2000    2001     2002   2003    2004     2005    2006    2007    2008        2009
-----------------------------------------------------------------------------------------------------------
Jan              0.3%    1.1%    3.0%     1.0%   0.2%   -0.8%     1.8%    4.8%   -0.8%    2.4%        2.0%
Feb              0.6%    1.2%    2.7%     0.4%  -1.0%    1.8%     4.5%   -1.7%    1.3%   -1.7%        1.2%
Mar             -0.4%    2.9%    1.2%     2.3%  -1.7%    1.9%     0.1%    2.7%    2.7%   -1.8%        1.3%
Apr              1.6%    0.3%    0.2%     8.1%   0.9%    0.9%    -1.9%    0.1%    1.3%    1.5%        3.1%
May              1.0%    2.8%   -0.1%     0.2%   4.3%    0.0%    -0.1%   -0.1%    0.9%    0.1%
Jun             -2.3%   -1.9%   -0.3%     2.8%  -0.8%    2.4%     3.6%    1.8%   -0.7%   -1.8%
Jul             -1.2%    0.9%    0.2%    -1.4%   1.0%    0.6%     0.9%   -0.4%   -0.8%   -2.0%
Aug             -1.3%    1.7%    1.4%     0.6%   2.0%    0.0%     3.0%   -2.4%   -1.9%   -1.1%
Sep             -0.4%    1.2%   -1.7%     0.3%   0.8%    2.8%     1.9%   -1.5%   -0.8%   -2.4%
Oct             -0.3%    2.2%    1.3%    -4.7%   0.9%    0.1%    -1.4%    1.7%   -0.3%   -1.3%
Nov             -3.8%    1.2%   -0.5%    -0.9%   0.8%    2.9%    -0.3%    0.9%   -2.6%   -0.3%
Dec              0.0%    3.1%    0.9%     2.1%  -0.8%    0.9%     0.5%   -0.2%   -2.6%    0.7%
-----------------------------------------------------------------------------------------------------------
Year            -6.1%   17.9%    8.6%    10.7%   6.6%   14.6%    13.0%    5.7%   -4.4%   -7.6%        7.9%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                     Annualised
                                                                           --------------------------------
                                           1 Month 3 Months 6 Months    YTD  1 year 3 years 5 years 10 years
Deutsche Bank X-Alpha USD Excess
Return Index                                  3.1%     5.8%     8.2%   7.9%   -0.6%  -1.7%    4.6%    6.1%
MSCI World Index                             11.2%     7.4%    -5.4%  -2.0%  -39.3% -11.5%   -1.0%   -1.6%
HFRX USD Equity Market Neutral Index         -1.5%    -3.9%    -5.3%  -3.9%   -6.0%   0.1%    0.7%     N/A
Excess Return vs MSCI World Index            -8.1%    -1.6%    13.7%   9.9%   38.7%   9.8%    5.7%    7.7%
Excess Return vs HFRX USD Equity
Market Neutral Index                          4.6%     9.7%    13.5%  11.8%    5.4%  -1.8%    3.9%     N/A

Performance Analysis January 1999 - April 2009

                                                       Index        Bench1       Bench2
Growth over period                                     85.1%         -8.1%         0.2%
Compounded annual growth                                6.1%         -0.8%         0.0%
Volatility                                              6.5%         17.3%         4.5%
Sharpe ratio (3.4%)                                     0.94 -        0.24 -       0.75
Maximum drawdown                                      -16.8%        -54.0%        -8.2%
Start of max drawdown period                        Jun-2007      Nov-2007     Jul-2007
End of max drawdown period                          Apr-2009      Apr-2009     Apr-2009
Average monthly growth                                  0.5%          0.0%         0.0%
Best monthly return                                     8.1%         11.2%         2.5%
Worst monthly return                                   -4.7%        -19.0%        -2.8%
% of months with gains                                 62.1%         54.8%        58.9%
12 Month Correlation versus:
MSCI World Index                                        0.53          1.00        -0.32
HFRX USD Equity Market Neutral Index                   -0.08         -0.32         1.00

Index Facts
Bloomberg ticker                                                    DBGLXAE
Reuters code                                                       .DBGLXAE
Benchmark 1                                                MSCI World Index
Bloomberg ticker of Benchmark 1                                NDDUWI Index
Benchmark 2                            HFRX USD Equity Market Neutral Index
Bloomberg ticker of Benchmark 2                               HFRXEMN Index
Index sponsor                                                 Deutsche Bank
Rebalancing frequency                                             Quarterly
Index Currency                                                          USD

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31,
2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             23

                                                             REUTERS: .DBVEUSDB
                                                            BLOOMBERG: DBVEUSDB

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs iBoxx USD Treasury TR Index
[GRAPHIC]

Monthly Performance

                 1999    2000    2001    2002     2003    2004    2005     2006    2007     2008      2009
-----------------------------------------------------------------------------------------------------------
Jan                     -2.7%    0.7%    1.8%    -0.7%    1.7%    1.7%     0.4%    1.5%    -1.6%      0.1%
Feb                      2.1%   -1.2%    0.7%     2.3%    2.5%   -0.8%     0.9%   -8.7%     1.1%      0.9%
Mar                     -2.3%   -0.5%    1.2%     0.3%   -0.4%    1.1%     2.1%    2.3%    -0.6%     -0.4%
Apr                     -3.1%   -0.7%   -0.8%     2.0%    0.6%    0.2%     0.8%    0.3%     1.5%      0.8%
May                      0.3%    1.2%   -1.7%     0.4%    2.5%    1.7%    -0.5%    2.5%     1.3%
Jun                      1.6%    2.6%   -0.8%     1.0%    1.9%    1.6%     0.8%   -1.8%    -1.5%
Jul                     -0.2%    0.5%   -2.8%     1.0%    1.6%    0.6%     0.7%   -2.6%     0.3%
Aug                      3.1%    1.4%   -0.9%     2.3%    0.9%    1.5%     2.3%   -2.0%     0.0%
Sep                      1.0%   -0.9%    0.5%    -0.9%    1.8%    1.1%     1.5%    1.6%   -16.1%
Oct                     -2.2%    1.7%    0.7%     3.5%    0.0%   -1.5%     1.5%    2.3%   -13.6%
Nov                      0.1%    2.5%    0.4%     1.8%    2.1%    1.6%     0.4%   -1.6%     0.0%
Dec              0.2%    0.1%    1.3%    1.9%     1.4%    1.1%    2.1%     1.8%    0.1%     1.3%
-----------------------------------------------------------------------------------------------------------
Year             0.2%   -2.5%    8.9%    0.1%    15.4%   17.5%   11.3%    13.4%   -6.3%   -26.2%      1.3%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                   Annualised
                                                                            --------------------------
                                            1 Month 3 Months 6 Months   YTD  1 year  3 years  5 years
DBIQ ImpAct Dollar Equity Volatility
(Bid) Index                                    0.8%     1.2%     2.6%   1.3% -25.4%    -8.7%    -0.1%
S&P 500 (TR) Index                             9.6%     6.5%    -8.5%  -2.5% -35.3%   -10.7%    -2.7%
iBoxx USD Treasury TR Index                   -1.2%     0.4%     6.3%  -3.3%   8.2%     8.2%     5.9%
Excess Return vs S&P 500 (TR) Index           -8.8%    -5.3%    11.1%   3.8%   9.9%     2.1%     2.6%
Excess Return vs iBoxx USD Treasury
TR Index                                       1.9%     0.8%    -3.7%   4.6% -33.6%   -16.9%    -6.0%

Performance Analysis December 1999 - April 2009

                                                        Index       Bench1      Bench2
Growth over period                                      27.6%       -27.5%       82.8%
Compounded annual growth                                 2.6%        -3.4%        6.6%
Volatility                                               8.6%        22.0%        4.9%
Sharpe ratio (3.22%)                                     0.31 -      0.30        0.70
Maximum drawdown                                       -32.8%       -50.9%       -4.8%
Start of max drawdown period                         Feb-2007     Nov-2007    Jun-2003
End of max drawdown period                           Apr-2009     Apr-2009    Feb-2004
Average monthly growth                                   0.3%        -0.2%        0.5%
Best monthly return                                      3.5%         9.8%        5.5%
Worst monthly return                                   -16.1%       -16.8%       -4.2%
% of months with gains                                  71.7%        56.6%       69.0%
12 Month Correlation versus:
S&P 500 (TR) Index                                       0.42         1.00       -0.40
iBoxx USD Treasury TR Index                             -0.21        -0.40        1.00

Index Facts
Bloomberg ticker                                                        DBVEUSDB
Reuters code                                                           .DBVEUSDB
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Benchmark 2                                          iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                     ITRROV Index
Index sponsor                                                      Deutsche Bank
Index Currency                                                               USD

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September
26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             24

                                                             REUTERS: .DBLAUT5J
                                                            BLOOMBERG: DBLAUT5J

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return
[GRAPHIC]

Annual Returns
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Monthly Performance

                   2000     2001     2002    2003     2004     2005     2006     2007      2008       2009
-----------------------------------------------------------------------------------------------------------
Jan                1.7%     2.9%     1.2%    1.4%     0.9%     1.2%     1.6%     1.2%      0.2%       1.4%
Feb                1.3%    -0.2%     0.5%    0.7%     2.3%     2.7%     0.9%     0.9%      0.2%       1.1%
Mar                0.5%     2.0%     1.8%   -0.3%     0.5%     0.5%     0.7%     1.6%      0.1%       0.7%
Apr                1.1%     0.4%     2.6%    5.1%    -1.0%     0.7%     0.0%     1.8%      0.1%       1.9%
May                2.3%     0.6%     0.6%    0.5%     0.2%     2.3%    -0.1%     1.8%      0.9%
Jun               -0.6%     0.8%     0.1%    2.8%     2.1%     2.6%     1.6%     0.7%     -0.2%
Jul                1.9%     0.0%     0.3%    0.3%     0.6%     0.6%     0.8%    -0.5%      1.0%
Aug                0.8%     0.5%     0.4%    1.3%     1.3%    -0.5%     1.8%    -2.1%     -0.7%
Sep                1.1%     1.3%     0.0%    1.1%     0.8%     2.8%     1.1%     2.2%     -3.8%
Oct                2.2%     1.1%    -1.0%    1.2%     0.4%     1.6%     0.5%     1.7%     -5.8%
Nov                1.2%     1.0%     2.9%    1.4%     2.3%     1.7%    -0.2%    -0.9%      0.0%
Dec                1.9%     1.3%     2.0%    1.1%     1.4%    -0.8%     2.5%     0.4%      0.8%
-----------------------------------------------------------------------------------------------------------
Year              16.5%    12.3%    12.1%   17.8%    12.6%    16.4%    11.5%     8.8%     -2.4%       5.3%

Percentage Allocation
[GRAPHIC]

Historical Performance Through April 2009

                                                                                        Annualised
                                                                                ---------------------------
                                           1 Month  3 Months 6 Months        YTD   1 year 3 years  5 years
Liquid Alpha USD 5 TR Index                   1.9%      3.8%     6.2%       5.3%    -2.9%    4.7%     8.6%
MSCI World TR Index                          11.3%      7.6%    -5.1%      -1.8%   -38.9%  -11.0%    -0.5%
iBoxx USD Treasury TR Index                  -1.2%      0.4%     6.3%      -3.3%     8.4%    8.3%     5.9%
Excess Return vs iBoxx USD Treasury
TR Index                                      3.1%      3.4%    -0.1%       8.6%   -11.3%   -3.5%     2.7%
S&P X-Alpha USD TR Index                      3.2%      6.4%     9.4%       8.6%     1.8%    2.1%     8.4%
DB Commodity Harvest TR Index                 0.7%      2.6%    -7.8%      -0.4%   -37.8%   -2.8%    12.0%
USD Currency Harvest Balanced Index           3.4%     10.7%     3.0%       9.8%   -13.2%    3.4%     8.2%
dbSMART 5x TR Index                           0.3%      0.5%     0.1%       0.8%     0.1%    0.0%     0.2%
FED FUND TR Index                             0.0%      0.0%     0.1%       0.1%     1.0%    3.6%     3.3%

Performance Analysis October 2002 - April 2009

                                                           Index     Bench1     Bench2
Growth over period                                        182.8%      -3.7%      78.8%
Compounded annual growth                                   10.6%      -0.4%       5.8%
Volatility                                                  4.3%      17.8%       4.9%
Sharpe ratio (3.43%)                                        2.46 -    0.21       0.48
Maximum drawdown                                          -10.0%     -53.7%      -4.8%
Start of max drawdown period                            Aug-2008   Nov-2007   Jun-2003
End of max drawdown period                              Apr-2009   Apr-2009   Feb-2004
Average monthly growth                                      0.8%       0.1%       0.5%
Best monthly return                                         5.1%       8.9%       5.5%
Worst monthly return                                       -5.8%     -18.9%      -4.2%
% of months with gains                                     84.0%      54.6%      68.1%
12 month Correlation versus:
MSCI World TR Index                                         0.47       1.00      -0.35
iBoxx USD Treasury TR Index                                -0.21      -0.35       1.00

Index Facts
Bloomberg ticker                                                         DBLAUT5J
Reuters ticker                                                          .DBLAUT5J
Benchmark 1                                                   MSCI World TR Index
Bloomberg ticker of Benchmark 1                                      GDDUWI Index
Benchmark 2                                           iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                      ITRROV Index
Index sponsor                                                       Deutsche Bank
Stocks weighting                                                         Discreet
Rebalancing frequency                                                   Quarterly
Index Currency                                                                EUR

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             25

                                                             REUTERS: .DBLAUE5J
                                                            BLOOMBERG: DBLAUE5J

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

Index Description

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The
Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target
reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return
Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

Absolute Return
[GRAPHIC]

Annual Returns
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Monthly Performance

                  2000     2001      2002    2003     2004      2005     2006     2007     2008       2009
-----------------------------------------------------------------------------------------------------------
Jan               1.3%     2.4%      1.0%    1.3%     0.8%      1.0%     1.2%     0.7%    -0.1%       1.4%
Feb               0.8%    -0.7%      0.4%    0.6%     2.2%      2.5%     0.5%     0.5%     0.0%       1.1%
Mar               0.0%     1.6%      1.7%   -0.4%     0.4%      0.2%     0.3%     1.1%    -0.2%       0.7%
Apr               0.7%     0.0%      2.4%    5.0%    -1.1%      0.5%    -0.4%     1.3%    -0.1%       1.9%
May               1.7%     0.2%      0.5%    0.4%     0.2%      2.1%    -0.5%     1.3%     0.7%
Jun              -1.2%     0.5%      0.0%    2.8%     2.1%      2.3%     1.2%     0.3%    -0.4%
Jul               1.4%    -0.3%      0.1%    0.2%     0.5%      0.4%     0.3%    -1.0%     0.8%
Aug               0.2%     0.2%      0.3%    1.2%     1.2%     -0.9%     1.4%    -2.6%    -0.9%
Sep               0.6%     1.0%     -0.1%    1.1%     0.7%      2.5%     0.6%     1.8%    -4.0%
Oct               1.6%     0.9%     -1.1%    1.1%     0.3%      1.3%     0.0%     1.2%    -6.0%
Nov               0.7%     0.8%      2.8%    1.3%     2.1%      1.3%    -0.6%    -1.3%     0.0%
Dec               1.4%     1.1%      1.9%    1.0%     1.2%     -1.2%     2.0%     0.1%     0.8%
-----------------------------------------------------------------------------------------------------------
Year              9.5%     8.0%     10.3%   16.5%    11.1%     12.8%     6.2%     3.5%    -4.4%       5.2%

Percentage Allocation
[GRAPHIC]

Historical Performance Through April 2009

                                                                                        Annualised
                                                                                ---------------------------
                                           1 Month  3 Months  6 Months       YTD   1 year 3 years  5 years
Liquid Alpha USD 5 ER Index                   1.9%      3.8%      6.1%      5.2%    -4.0%    1.1%     5.1%
MSCI World TR Index                          11.3%      7.6%     -5.1%     -1.8%   -38.9%  -11.0%    -0.5%
iBoxx USD Treasury TR Index                  -1.2%      0.4%      6.3%     -3.3%     8.4%    8.3%     5.9%
S&P X-Alpha USD TR Index                      3.2%      6.4%      9.4%      8.6%     1.8%    2.1%     8.4%
DB Commodity Harvest TR Index                 0.7%      2.6%     -7.8%     -0.4%   -37.8%   -2.8%    12.0%
USD Currency Harvest Balanced Index           3.4%     10.7%      3.0%      9.8%   -13.2%    3.4%     8.2%
dbSMART 5x TR Index                           0.3%      0.5%      0.1%      0.8%     0.1%    0.0%     0.2%
Unallocated                                   0.0%      0.0%      0.1%      0.1%     1.0%    3.6%     3.3%

Performance Analysis October 2002 - April 2009
                                                          Index      Bench1    Bench2
Growth over period                                       101.0%       -3.7%     78.8%
Compounded annual growth                                   7.0%       -0.4%      5.8%
Volatility                                                 4.3%       17.8%      4.9%
Sharpe ratio (3.43%)                                      1.62 -       0.21      0.48
Maximum drawdown                                         -11.4%      -53.7%     -4.8%
Start of max drawdown period                           Jul-2007    Nov-2007  Jun-2003
End of max drawdown period                             Apr-2009    Apr-2009  Feb-2004
Average monthly growth                                     0.6%        0.1%      0.5%
Best monthly return                                        5.0%        8.9%      5.5%
Worst monthly return                                      -6.0%      -18.9%     -4.2%
% of months with gains                                    75.6%       54.6%     68.1%
12 month Correlation versus:
MSCI World TR Index                                        0.47        1.00     -0.35
iBoxx USD Treasury TR Index                               -0.21       -0.35      1.00

Index Facts
Bloomberg ticker                                                         DBLAUE5J
Reuters ticker                                                          .DBLAUE5J
Benchmark 1                                                   MSCI World TR Index
Bloomberg ticker of Benchmark 1                                      GDDUWI Index
Benchmark 2                                           iBoxx USD Treasury TR Index
Bloomberg ticker of Benchmark 2                                      ITRROV Index
Index sponsor                                                       Deutsche Bank
Stocks weighting                                                         Discreet
Rebalancing frequency                                                   Quarterly
Index Currency                                                                EUR

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on
April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             26

                                                               REUTERS: .DBUSVG
                                                            BLOOMBERG: DBUSUSVG

Deutsche Bank US ValueGrowth Select Index

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs S&P 500 (TR) Index
[GRAPHIC]

Monthly Performance

                  1999    2000    2001    2002     2003    2004    2005    2006   2007     2008       2009
-----------------------------------------------------------------------------------------------------------
Jan              15.9%   -3.7%    0.9%   -1.0%    -3.5%    1.7%   -6.3%    4.0%   1.3%   -11.7%      -8.8%
Feb              -9.5%   19.5%   -3.6%  -10.3%     3.4%   -1.5%   -0.6%   -2.3%  -1.8%    -5.2%     -11.7%
Mar               9.4%    3.1%   -5.9%    6.9%     0.9%   -2.2%   -1.9%    2.0%   0.6%     2.1%       7.7%
Apr               1.4%  -14.2%    8.7%  -12.1%     8.6%   -2.6%   -4.2%   -0.2%   5.4%     7.6%       7.3%
May              -2.2%  -11.9%    1.6%   -5.6%     8.3%    0.2%    2.5%   -7.1%   3.2%     0.0%
Jun               9.9%   13.2%   -3.8%   -6.9%     0.3%    2.4%   -1.8%   -0.3%   0.3%   -10.2%
Jul              -1.1%   -4.1%    0.2%   -5.5%     6.3%   -2.8%    3.6%    5.1%  -0.1%     0.2%
Aug               5.5%   13.0%   -5.4%   -0.8%     5.0%    0.3%   -2.4%    1.7%   2.9%     2.9%
Sep               0.5%  -12.4%  -11.1%  -12.4%    -2.8%   -0.9%    1.3%    2.6%   5.1%   -15.4%
Oct               9.5%   -8.1%    2.6%   10.6%     8.6%   -0.5%   -1.4%    3.4%   7.1%   -15.8%
Nov              12.5%   -6.1%    8.6%    5.9%     0.6%    5.2%    5.9%    1.2%  -6.7%    -5.3%
Dec              25.0%    3.6%    1.7%   -6.2%     3.1%    3.2%   -1.6%    2.0%  -0.2%    -0.6%
-----------------------------------------------------------------------------------------------------------
Year            102.0%  -13.9%   -7.1%  -33.8%    45.1%    2.2%   -7.2%   12.1%  17.7%   -42.8%      -6.9%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                       Annualised
                                                                            ----------------------------------
                                          1 Month   3 Months6 Months     YTD  1 year 3 years 5 years  10 years
US ValueGrowth Select Index                  7.3%       2.1%  -12.4%   -6.9%  -42.1%  -12.0%  -6.9%     -1.2%
S&P 500 (TR) Index                           9.4%       5.7%   -9.9%   -3.4%  -37.0%  -12.6%  -4.6%     -4.2%
Excess Return vs S&P 500 (TR) Index         -2.0%      -3.6%   -2.5%   -3.6%   -5.1%    0.6%  -2.3%      3.0%

Performance Analysis January 1999 - April 2009

                                                       Index      Bench1
Growth over period                                      3.3%      -29.0%
Compounded annual growth                                0.3%       -3.3%
Volatility                                             29.4%       21.7%
Sharpe ratio (3.4%)                          -         0.10 -       0.31
Maximum drawdown                                      -62.7%      -52.6%
Start of max drawdown period                        Apr-2000    Nov-2007
End of max drawdown period                          Apr-2009    Apr-2009
Average monthly growth                                  0.3%       -0.2%
Best monthly return                                    25.0%        9.7%
Worst monthly return                                  -15.8%      -16.9%
% of months with gains                                 54.0%       54.8%
12 Month Correlation versus:
S&P 500 (TR) Index                                      0.97        1.00

Index Facts
Bloomberg ticker                                       DBUSUSVG
Reuters code                                            .DBUSVG
Benchmark 1                                  S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                       SPX Index
Index sponsor                                     Deutsche Bank
Rebalancing frequency                                 Quarterly
Index Currency                                              USD

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             27

                                                                REUTERS: .DBVGS
                                                             BLOOMBERG: DBEEVGS

Deutsche Bank ValueGrowth Select Total Return Index

Index Description

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs S&P 500 (TR) Index
[GRAPHIC]

Monthly Performance

                 1999    2000    2001     2002    2003    2004     2005    2006    2007     2008      2009
-----------------------------------------------------------------------------------------------------------
Jan              3.4%   -1.3%    6.3%    -2.3%   -4.9%    2.8%     1.5%    5.0%    4.4%   -12.7%     -5.3%
Feb              0.8%   18.6%   -2.9%    -0.8%   -0.5%    2.3%     2.3%    5.3%   -1.0%    -1.4%     -7.1%
Mar             -0.3%   -6.3%   -3.9%     1.9%   -5.6%   -4.8%    -0.5%    3.1%    4.6%    -1.8%     -0.1%
Apr             -0.5%   -0.8%    5.6%    -1.2%   12.7%   -2.9%    -5.1%   -1.3%    4.0%     3.4%      2.6%
May             -0.1%   -1.8%   -1.4%    -2.7%    3.9%    0.6%     4.0%   -5.3%    5.3%     0.9%
Jun              4.4%    4.2%   -2.9%   -13.0%    1.3%    0.6%     2.6%   -1.2%   -1.2%   -13.6%
Jul             -1.6%    4.6%   -1.3%   -10.1%    5.7%   -1.4%     3.1%    0.0%   -3.9%    -1.2%
Aug              4.4%    3.5%   -2.2%     2.9%    2.2%   -0.7%    -1.3%    4.2%   -1.5%     4.3%
Sep             -3.2%    1.1%  -11.6%   -22.1%   -9.2%    1.3%     4.8%    1.5%    1.0%   -13.9%
Oct              6.8%    5.2%    2.2%    15.8%   10.3%    3.0%    -2.9%    4.0%    5.1%   -15.1%
Nov             12.9%   -1.6%    5.4%    12.5%    1.5%    3.3%     4.9%   -1.3%    0.7%    -5.7%
Dec             21.2%    2.0%    0.5%   -12.2%    1.8%    4.0%     3.5%    3.1%   -1.3%    -6.2%
-----------------------------------------------------------------------------------------------------------
Year            56.7%   28.6%   -7.4%   -31.9%   18.5%    8.2%    17.6%   18.1%   16.8%   -49.2%     -9.8%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                      Annualised
                                                                           ----------------------------------
                                           1 Month 3 Months 6 Months    YTD  1 year  3 years 5 years 10 years
ValueGrowth Select Total Return Index         2.6%    -4.8%   -20.2%  -9.8%  -47.6%   -17.5%  -3.8%     1.6%
S&P 500 (TR) Index                            9.6%     6.5%    -8.5%  -2.5%  -35.3%   -10.7%  -2.7%    -2.5%
Excess Return vs S&P 500 (TR) Index          -6.9%   -11.2%   -11.7%  -7.3%  -12.3%    -6.7%  -1.1%     4.1%

Performance Analysis January 1999 - April 2009
                                                       Index        Bench1
Growth over period                                     21.1%        -15.2%
Compounded annual growth                                1.9%         -1.6%
Volatility                                             23.5%         21.7%
Sharpe ratio (3.14%)                          -        0.05 -         0.22
Maximum drawdown                                      -56.0%        -50.9%
Start of max drawdown period                        Jun-2007      Nov-2007
End of max drawdown period                          Apr-2009      Apr-2009
Average monthly growth                                  0.3%          0.0%
Best monthly return                                    21.2%          9.8%
Worst monthly return                                  -22.1%        -16.8%
% of months with gains                                 53.2%         56.5%
12 Month Correlation versus:
S&P 500 (TR) Index                                      0.55          1.00

Index Facts
Bloomberg ticker                                      DBEEVGS
Reuters code                                           .DBVGS
Benchmark 1                                S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                    SPTR Index
Index sponsor                                   Deutsche Bank
Stocks weighting                                        Equal
Rebalancing frequency                               Quarterly
Index Currency                                            EUR

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January
03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             28

                                                             REUTERS: .DBGYUSTR
                                                            BLOOMBERG: DBUSGYTR

Deutsche Bank Global Yield US Total Return Index

Index Description

The US Dividend Strategy Index is intended to reflect the total return performance of the fifteen shares in the S&P 500 Index having a high Dividend
Yield relative to other shares in the S&P 500 Index. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs S&P 500 (TR) Index
[GRAPHIC]

Monthly Performance

                1999     2000    2001     2002    2003     2004    2005    2006    2007     2008      2009
-----------------------------------------------------------------------------------------------------------
Jan            -1.7%    -1.3%    4.5%    -0.2%   -2.6%     1.0%   -3.9%    1.8%    1.2%     2.3%    -17.7%
Feb            -1.1%    -9.8%    1.0%     0.1%   -4.1%     2.2%    1.8%    2.9%   -1.6%    -8.2%    -12.9%
Mar             2.1%    15.7%    0.8%     7.0%   -3.2%    -2.3%   -2.5%    1.4%    0.5%    -1.3%     10.3%
Apr            13.1%    -1.2%    4.4%     0.4%    8.6%    -0.2%    1.2%    2.7%    1.7%     4.0%     13.1%
May            -1.6%     6.0%    2.4%     1.3%    9.7%    -0.1%    1.2%   -2.5%    3.2%    -2.3%
Jun             2.8%   -12.6%   -2.1%    -5.3%    2.9%     0.3%   -0.1%    2.2%   -2.9%   -12.6%
Jul            -4.3%     1.2%   -0.1%   -11.2%   -3.8%     0.7%    1.7%    3.6%   -4.8%     6.3%
Aug            -1.7%    11.1%   -1.0%     4.8%   -0.4%     3.2%   -1.6%    1.0%    2.5%     2.9%
Sep            -5.8%     2.9%   -5.2%   -14.1%    0.6%     0.5%   -0.1%    2.6%    1.6%    -0.6%
Oct             7.3%     2.6%   -1.6%     3.1%    6.6%     0.2%   -0.6%    1.8%   -1.2%   -12.0%
Nov            -5.6%    -5.4%    3.2%     7.7%    1.4%     3.1%    3.5%   -0.1%   -5.4%   -10.9%
Dec            -5.3%    10.0%    2.8%    -2.3%    8.7%     5.1%    1.2%    4.3%   -6.6%     3.8%
-----------------------------------------------------------------------------------------------------------
Year           -3.5%    16.3%    8.9%   -10.7%   25.5%    14.4%    1.5%   23.7%  -11.6%   -27.2%    -10.5%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                     Annualised
                                                                          ---------------------------------
                                         1 Month  3 Months 6 Months    YTD 1 year  3 years 5 years 10 years
Global Yield US Total Return Index         13.1%      8.7%  -17.2%  -10.5% -32.4%   -13.2%  -3.9%     0.1%
S&P 500 (TR) Index                          9.6%      6.5%   -8.5%   -2.5% -35.3%   -10.7%  -2.7%    -2.5%
DJ High Yield Select 10 (TR) Index         11.3%      6.7%  -22.4%  -12.4% -45.3%   -13.1%  -5.8%      N/A
Excess Return vs S&P 500 (TR) Index         3.5%      2.2%   -8.6%   -8.0%   2.9%    -2.5%  -1.2%     2.6%
Excess Return vs DJ High Yield
Select 10 (TR) Index                        1.8%      2.0%    5.2%    1.9%  12.9%    -0.1%   1.9%      N/A

Performance Analysis January 1999 - April 2009

                                                       Index        Bench1       Bench2
Growth over period                                     13.4%        -15.2%       -17.8%
Compounded annual growth                                1.2%         -1.6%        -2.3%
Volatility                                             23.4%         21.7%        25.2%
Sharpe ratio (3.4%)                            -       0.09 -        0.23 -       0.23
Maximum drawdown                                      -56.1%        -50.9%       -61.9%
Start of max drawdown period                        Jun-2007      Nov-2007     Nov-2007
End of max drawdown period                          Apr-2009      Apr-2009     Apr-2009
Average monthly growth                                  0.3%          0.0%         0.0%
Best monthly return                                    15.7%          9.8%        13.6%
Worst monthly return                                  -17.7%        -16.8%       -17.9%
% of months with gains                                 56.5%         56.5%        55.0%
12 Month Correlation versus:
S&P 500 (TR) Index                                      0.93          1.00         0.94
DJ High Yield Select 10 (TR) Index                      0.96          0.94         1.00

Index Facts
Bloomberg ticker                                                  DBUSGYTR
Reuters code                                                     .DBGYUSTR
Benchmark 1                                             S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                 SPTR Index
Benchmark 2                             DJ High Yield Select 10 (TR) Index
Bloomberg ticker of Benchmark 2                                 MUTR Index
Index sponsor                                                Deutsche Bank
Number of stocks                                                        15
Stocks weighting                                                     Equal
Rebalancing frequency                                            Quarterly
Index Currency                                                         USD

The Deutsche Bank Global Yield US Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             29

                                                             REUTERS: .DBGYEUTR
                                                            BLOOMBERG: DBEEGYTR

Deutsche Bank Global Yield Euro Total Return Index

Index Description

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO
STOXX Large Index. The dividend yield is calculated by dividing the Last
Dividend by the Closing Price on the applicable Selection Date. The Last
Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs EuroSTOXX 50 (TR) Index
[GRAPHIC]

Monthly Performance

                 1999    2000    2001    2002     2003    2004    2005     2006   2007    2008        2009
-----------------------------------------------------------------------------------------------------------
Jan              1.2%   -9.3%    2.5%    1.0%    -3.8%    1.5%    2.7%     4.8%   2.5%  -11.9%      -14.6%
Feb             -0.2%    1.8%   -4.5%    0.3%    -1.5%    2.1%    3.4%     5.1%  -1.7%   -4.0%      -19.7%
Mar              6.8%    6.0%   -2.4%    6.5%    -5.2%   -1.8%    0.4%     2.6%   2.6%   -1.6%       13.4%
Apr              9.5%    2.2%    5.6%   -0.4%    13.3%    2.8%   -3.7%    -0.3%   5.1%    8.4%       35.6%
May             -2.9%    3.0%    1.3%   -0.5%     1.7%    0.3%    4.3%    -3.8%   3.4%   -0.3%
Jun              4.0%    1.2%   -1.6%   -6.6%     3.1%    3.4%    3.9%     0.9%  -2.1%  -14.1%
Jul             -2.4%    3.8%   -1.7%  -14.9%     4.4%   -0.3%    3.3%     1.7%  -3.4%   -1.5%
Aug              5.8%    2.9%   -1.5%    4.3%     3.0%   -0.4%    0.2%     4.4%  -0.1%    3.3%
Sep             -1.7%   -2.0%  -12.1%  -15.0%    -5.6%    2.7%    5.7%     2.7%   0.8%  -11.4%
Oct              2.3%    5.9%    2.9%    7.9%     5.0%    3.3%   -2.7%     4.1%   1.8%  -23.1%
Nov              5.1%   -1.4%    3.9%    5.6%     1.8%    1.8%    3.8%    -0.8%  -2.5%   -9.8%
Dec              8.2%    0.8%    2.9%   -6.6%     3.8%    2.4%    3.3%     3.5%  -1.9%    3.5%
-----------------------------------------------------------------------------------------------------------
Year            40.6%   14.9%   -6.0%  -19.9%    20.0%   19.4%   26.9%    27.4%   4.3%  -50.1%        5.5%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                        Annualised
                                                                            ------------------------------------
                                             1 Month 3 Months 6 Months     YTD 1 year  3 years 5 years   10 years
Global Yield Euro Total Return Index           35.6%  23.5%    -1.6%    5.5% -41.6%   -14.7%    0.2%       2.7%
EuroSTOXX 50 (TR) Index                        15.5%   7.1%    -6.9%   -2.0% -35.6%   -12.1%   -0.5%      -2.3%
Excess Return vs EuroSTOXX 50 (TR)
Index                                          20.1%  16.4%     5.4%    7.4%  -6.0%    -2.5%    0.7%       5.1%

Performance Analysis January 1999 - April 2009

                                                        Index        Bench1
Growth over period                                      54.6%        -11.2%
Compounded annual growth                                 4.3%         -1.1%
Volatility                                              23.8%         24.9%
Sharpe ratio (3.14%)                                    0.05 -        0.17
Maximum drawdown                                       -68.2%        -59.9%
Start of max drawdown period                         Jun-2007      May-2000
End of max drawdown period                           Apr-2009      Apr-2009
Average monthly growth                                   0.6%          0.1%
Best monthly return                                     35.6%         15.5%
Worst monthly return                                   -23.1%        -18.6%
% of months with gains                                  61.3%         55.6%
12 Month Correlation versus:
EuroSTOXX 50 (TR) Index                                  0.93          1.00

Index Facts
Bloomberg ticker                                    DBEEGYTR
Reuters code                                       .DBGYEUTR
Benchmark 1                          EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                   SX5T Index
Index sponsor                                  Deutsche Bank
Number of stocks                                          25
Stocks weighting                                       Equal
Rebalancing frequency                              Quarterly
Index Currency                                           EUR

The Deutsche Bank Global Yield Euro Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             30

                                                             REUTERS: .DBGYAPTR
                                                            BLOOMBERG: DBAPGYTR

Deutsche Bank Global Yield AP Total Return Index

Index Description

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong
Index, MSCI Singapore Index or MSCI Australia Index having a high Dividend
Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

Absolute Return
[GRAPHIC]

12 Months Volatility
[GRAPHIC]

Cumulative Excess Index vs MSCI Asia Pacific (TR) Index
[GRAPHIC]

Monthly Performance

                 1999    2000     2001    2002    2003    2004    2005    2006    2007    2008        2009
-----------------------------------------------------------------------------------------------------------
Jan             -1.9%   -8.7%    -2.6%   -1.2%    0.5%    3.1%   -1.5%    3.8%    1.4%   -6.6%       -9.3%
Feb             -2.6%   -5.2%     0.3%    3.6%    0.8%    1.7%    2.3%    3.4%    2.2%   -1.1%       -5.7%
Mar              9.7%   -1.8%    -9.6%    1.1%    0.4%    2.1%   -0.8%   -1.2%    1.5%    0.1%        4.7%
Apr             14.2%    5.5%     3.4%    2.8%    2.9%   -2.2%    0.3%    5.3%    0.4%    6.9%       14.3%
May             -7.5%   -1.5%     2.4%    4.7%    2.8%    0.7%    0.6%   -3.9%    1.6%    1.6%
Jun              4.1%    7.7%     0.1%   -1.0%    0.0%    0.5%    1.2%   -2.6%   -2.1%   -5.4%
Jul              2.0%   -2.4%    -1.0%   -2.7%   -0.3%   -0.2%    3.4%    1.5%    0.9%   -0.8%
Aug             -1.0%    0.3%    -2.0%    2.7%    2.1%    3.3%   -1.2%    6.9%   -1.4%   -3.3%
Sep              0.7%   -0.8%    -9.5%   -1.5%    4.4%    1.4%    3.8%   -0.5%    6.6%   -6.2%
Oct              1.3%    1.6%     4.3%    2.1%    2.1%    4.5%   -3.3%    4.2%    5.6%  -16.6%
Nov              4.9%    2.2%     6.7%    1.2%    1.8%    5.0%    1.5%    4.2%   -2.1%  -10.6%
Dec             -0.9%    2.5%     1.6%   -2.6%    4.8%    2.3%    1.1%    7.8%   -1.2%   10.9%
-----------------------------------------------------------------------------------------------------------
Year            23.3%   -1.7%    -7.0%    9.2%   24.5%   24.1%    7.4%   32.1%   13.7%  -29.2%        2.3%

Annual Returns
[GRAPHIC]

Historical Performance Through April 2009

                                                                                       Annualised
                                                                           -----------------------------------
                                           1 Month 3 Months 6 Months     YTD 1 year 3 years  5 years  10 years
Global Yield AP Total Return Index           14.3%    12.9%    1.5%    2.3% -26.7%   -0.9%     6.8%      6.4%
MSCI Asia Pacific (TR) Index                 12.5%    10.4%    7.0%    2.4% -37.8%  -10.9%     1.8%       N/A
Excess Return vs MSCI Asia Pacific
(TR) Index                                    1.8%     2.5%   -5.6%   -0.1%  11.1%   10.1%     5.0%       N/A

Performance Analysis January 1999 - April 2009

                                                         Index      Bench1
Growth over period                                      122.5%       17.3%
Compounded annual growth                                  8.0%        1.9%
Volatility                                               18.0%       21.3%
Sharpe ratio (3.4%)                                      0.26 -      0.07
Maximum drawdown                                        -41.5%      -54.9%
Start of max drawdown period                          Nov-2007    Nov-2007
End of max drawdown period                            Apr-2009    Apr-2009
Average monthly growth                                    0.7%        0.3%
Best monthly return                                      14.3%       12.5%
Worst monthly return                                    -16.6%      -19.7%
% of months with gains                                   62.1%       56.0%
12 Month Correlation versus:
MSCI Asia Pacific (TR) Index                              0.88        1.00

Index Facts
Bloomberg ticker                                           DBAPGYTR
Reuters code                                              .DBGYAPTR
Benchmark 1                            MSCI Asia Pacific (TR) Index
Bloomberg ticker of Benchmark 1                      NDUEACAP Index
Index sponsor                                         Deutsche Bank
Number of stocks                                                 10
Stocks weighting                                              Equal
Rebalancing frequency                                     Quarterly
Index Currency                                                  USD

The Deutsche Bank Global Yield AP Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

                                                                             31

Index Description

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

Monthly Performance                         Annual Returns

--------------------------------------------------------------
      1999  20002001  2002 2003 2004 2005 2006 2007 2008 2009

--------------------------------------------------------------
Jan   3.2% -5.7%-0.5%-5.1%-4.3% 2.6% 1.9% 4.2% 1.9%-13.0-4.1%
Feb   0.0%  5.4%-4.6%-1.6%-3.8% 1.0% 3.2% 4.5%-1.3%-3.3%-9.4%

Mar   2.5%  2.4%-2.0% 3.9%-4.3%-2.9%-1.6% 2.9% 3.9%-4.8% 0.5%
Apr   2.1%  3.7%7.9% -3.7%15.6% 0.3%-3.2% 0.1% 6.3% 4.8%11.4%

May   -0.4%-2.3%0.3% -2.7% 0.5%-1.3% 2.6%-5.3% 3.7% 2.5%
Jun   1.9%  2.0%-1.9%-6.2% 2.5% 2.6% 3.4% 0.6% 0.2%-11.0%

Jul   0.2%  4.7%-2.7-12.1% 4.8%-0.6% 4.7% 0.9%-4.4%-1.1%
Aug   4.5%  3.9%-6.3% 2.3% 3.5%-0.7%-1.1% 4.9%-2.1%-0.9%
Sep   0.1% -4.9%-7.0-14.1%-7.4% 2.4% 6.4% 3.4% 1.7%-10.4%
Oct   3.7%  4.6%5.8%  7.1% 8.1% 0.3%-3.2% 1.6% 2.7%-8.8%
Nov   11.6%-2.9%3.5%  3.0% 1.2% 3.0% 4.5% 0.0%-5.9%-9.6%
Dec   13.9% 1.5%3.6%-10.0% 3.0% 1.8% 4.5% 4.6%-0.3%-0.8%
--------------------------------------------------------------
Year  51.4%12.2%-4.9-34.6%18.9% 8.6%23.6%24.3% 5.8%-44.9-2.7%

--------------------------------------------------------------

Historical Performance Through April 2009                                              Annualised

                                                                             ----------------------------------
                                            1 Month  3 Months 6 Months    YTD  1 year   3 years5 years10 years
E-REV Europe Total Return Index               11.4%      1.5%   -12.7%  -2.7%  -36.1%    -14.3%  -1.3%    1.0%
EuroSTOXX 50 (TR) Index                       15.5%      7.1%    -6.9%  -2.0%  -35.6%    -12.1%  -0.5%   -2.3%
Excess Return vs EuroSTOXX 50 (TR) Index      -4.1%     -5.6%    -5.8%  -0.7%   -0.5%     -2.2%  -0.8%    3.3%

Graphic omitted

Historical Performance Through April 2009                                                              Annualised

                                                                                          ---------------------------------------
                                                       1 Month  3 Months   6 Months    YTD     1 year     3 years5 years10 years
E-REV Europe Total Return Index                          11.4%      1.5%     -12.7%  -2.7%     -36.1%      -14.3%  -1.3%    1.0%
EuroSTOXX 50 (TR) Index                                  15.5%      7.1%      -6.9%  -2.0%     -35.6%      -12.1%  -0.5%   -2.3%
Excess Return vs EuroSTOXX 50 (TR) Index                 -4.1%     -5.6%      -5.8%  -0.7%      -0.5%       -2.2%  -0.8%    3.3%
    [GRAPHIC OMITTED][GRAPHIC OMITTED]

Performance Analysis  January 1999 - April 2009

                                   Index    Bench1
Growth over period                 18.9%    -11.2%
Compounded annual growth            1.7%     -1.1%
Volatility                         21.5%     24.9%
Sharpe ratio (3.14%)            -   0.07 -    0.17
Maximum drawdown                  -56.0%    -59.9%
Start of max drawdown
period                           Jul-2007  May-2000
End of max drawdown
period                           Apr-2009  Apr-2009
Average monthly growth              0.3%      0.1%
Best monthly return                15.6%     15.5%
Worst monthly return              -14.1%    -18.6%
% of months with gains             58.9%     55.6%
12 Month Correlation
versus:
EuroSTOXX 50 (TR) Index             0.85      1.00

Index Facts
Bloomberg ticker                                  DBEEERET
Reuters code                                     .DBEEERET
Benchmark 1                        EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                 SX5T Index
Index sponsor                                Deutsche Bank
Number of stocks                                        20
Stocks weighting                                     Equal
Rebalancing frequency                            Quarterly
Index Currency                                         EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 32

Index Description

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

 -------------------------------------------------------------
       1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
 -------------------------------------------------------------
 Jan   0.5%-6.3% 4.9%-9.5%-5.8%-0.6%-1.0% 4.6% 1.8%-11.4-9.6%
 Feb  -0.1%-1.3%-10.0%0.4%-2.6% 3.1% 4.6%-3.6% 2.1%-1.2%-8.7%
 Mar  13.2% 7.6% 3.0% 2.3%-3.2% 6.8%-0.1% 6.9% 1.3%-10.8-2.6%
 Apr   6.5%-2.3% 5.9% 3.2%-0.6%-1.6%-4.9%-0.1% 0.3%12.0% 5.8%
 May  -1.5%-6.4%-2.4% 2.8% 4.2%-1.9% 3.2%-9.1% 4.4% 4.3%
 Jun   8.7% 6.3% 2.5%-5.9% 5.6% 1.5% 2.0% 1.6% 3.5%-3.1%
 Jul   1.1%-7.8%-8.4%-7.4% 3.1%-5.5% 1.7% 0.0%-1.9%-2.8%
 Aug  -3.5%-0.2%-10.1-2.5% 1.7%-1.3% 6.2% 4.4%-6.2%-4.3%
 Sep   4.8%-5.7%-2.9%-1.5%-3.9%-2.4%14.8% 1.6% 6.7%-18.9%
 Oct   2.8%-3.0% 2.9%-5.5% 2.3% 0.1% 1.2% 2.0%-0.9%-22.3%
 Nov   6.3%-1.3%-1.7% 6.7%-2.1% 1.1% 7.2%-0.6%-10.2-6.3%
 Dec  15.9%-6.8% 0.4%-4.4% 4.2% 3.9% 6.4% 7.2%-3.4% 1.1%
 -------------------------------------------------------------
 Year 67.7%-25.1-16.4-20.5%2.0% 2.5%48.1%14.8%-3.6%-50.9-15.0%
 -------------------------------------------------------------

Historical Performance Through April 2009                                                              Annualised

                                                                                          ---------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year     3 years5 years10 years
E-REV Japan Total Return Index                            5.8%     -5.9%    -19.4%  -15.0%     -52.3%      -24.5%  -8.2%   -6.8%
TOPIX 100 (TR) Index                                     10.3%      8.0%     -4.4%   -0.1%     -40.3%      -20.1%  -6.0%   -5.0%
Excess Return vs TOPIX 100 (TR) Index                    -4.6%    -13.9%    -15.0%  -14.9%     -12.0%       -4.4%  -2.2%   -1.8%

                                   Index    Bench1
Growth over period                -40.3%    -24.8%
Compounded annual growth           -4.9%     -2.7%
Volatility                         24.4%     24.8%
Sharpe ratio (0.19%)            -   0.21  -   0.12
Maximum drawdown                  -66.7%    -62.7%
Start of max drawdown             ul-200    an-2000
period                           J      7  J
End of max drawdown               pr-200    pr-2009
period                           A      9  A
Average monthly growth             -0.2%     -0.1%
Best monthly return                15.9%     14.9%
Worst monthly return              -22.3%    -21.4%
% of months with gains             50.0%     52.4%
12 Month Correlation
versus:
TOPIX 100 (TR) Index                0.96      1.00

Index Facts
Bloomberg ticker                                  DBAPERJT
Reuters code                                       .DBERJT
Benchmark 1                           TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1              TPXD100 Index
Index sponsor                                Deutsche Bank
Number of stocks                                        20
Stocks weighting                                     Equal
Rebalancing frequency                            Quarterly
Index Currency                                         JPY

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 33

Index Description

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

--------------------------------------------------------------
      1999  20002001  2002 2003 2004 2005 2006 2007 2008 2009

--------------------------------------------------------------
Jan   3.6% -2.8%-5.6%-2.2%-4.2% 7.3% 1.8% 4.6% 3.7%-10.2-6.4%
Feb   -3.4%15.8%-2.1% 0.6%-4.9% 0.1% 4.8% 4.0%-0.1%-2.4%-7.1%

Mar   -2.2%-8.9%-7.6% 1.0%-3.8%-2.4% 0.8% 3.2% 5.3%-4.0% 2.6%
Apr   4.0% -2.9%7.4% -6.0%10.3%-0.9%-2.0% 0.5% 1.2% 5.4% 7.6%

May   0.6% -6.7%1.4% -1.8% 4.0%-0.5% 6.7%-5.7% 4.6% 2.4%
Jun   7.7%  2.3%-5.5%-9.6% 2.3% 1.9% 1.4% 3.1% 0.5%-6.7%
Jul   0.9%  2.0%-0.8-12.6% 3.5%-0.6% 4.6% 0.7%-3.2%-7.1%
Aug   2.9%  2.6%-2.9%-1.3% 1.9%-0.4% 0.4% 3.1%-1.2%-1.0%
Sep   -2.8% 1.1%-9.1-14.8%-9.1% 2.6% 6.1% 5.4% 3.2%-17.9%
Oct   4.7%  1.0%1.9%  4.6% 9.8% 1.5%-6.4% 4.6% 1.9%-19.6%
Nov   10.4%-1.7%3.2%  0.2% 0.2% 1.7% 2.4% 0.5%-7.5%-3.2%
Dec   18.5% 0.0%-0.5%-9.7% 2.5% 2.6% 4.1% 5.3%-1.2%-2.8%
--------------------------------------------------------------
Year  52.3%-0.3%-19.-42.3%11.4%13.3%26.9%32.9% 6.7%-51.7-4.0%

--------------------------------------------------------------

Historical Performance Through April 2009                                                              Annualised

                                                                                          ---------------------------------------
                                                       1 Month  3 Months   6 Months    YTD     1 year     3 years5 years10 years
SectorLeader Total Return Index                           7.6%      2.6%      -9.7%  -4.0%     -47.7%      -16.4%  -1.9%   -3.1%
DJ STOXX 600 (TR) Index                                  14.3%      6.1%      -8.1%   2.4%     -35.8%      -13.3%  -0.8%   -2.0%
Excess Return vs DJ STOXX 600 (TR) Index                 -6.7%     -3.5%      -1.6%  -6.4%     -11.9%       -3.1%  -1.1%   -1.1%

Performance Analysis  January 1999 -
April 2009
                                   Index    Bench1
Growth over period                -25.7%     -8.4%
Compounded annual growth           -2.8%     -0.8%
Volatility                         22.3%     21.1%
Sharpe ratio (3.14%)           -    0.27  -   0.19
Maximum drawdown                  -63.9%    -54.3%
Start of max drawdown            ar-2000    un-2007
period                          M          J
End of max drawdown              ay-2007    pr-2009
period                          M          A
Average monthly growth             -0.1%      0.1%
Best monthly return                18.5%     14.3%
Worst monthly return              -19.6%    -14.1%
% of months with gains             56.5%     55.6%
12 Month Correlation
versus:
DJ STOXX 600 (TR) Index             0.90      1.00

Index Facts
Bloomberg ticker                                   DBEESLE
Reuters code                                         .DSLE
Benchmark 1                        DJ STOXX 600 (TR) Index
Bloomberg ticker of Benchmark 1                 SXXR Index
Index sponsor                                Deutsche Bank
Stocks weighting                                Market Cap
Rebalancing frequency                            Quarterly
Index Currency                                         EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 34

Index Description

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

Monthly Performance
--------------------------------------------------------------
      1999  20002001  2002 2003 2004 2005 2006 2007 2008 2009

--------------------------------------------------------------
Jan   -18.2%6.8%1.6%  3.1%11.0% 4.8%-2.6%28.6% 4.3%-14.4%0.5%
Feb   1.3% -9.3%14.3% 2.7% 1.7% 3.7%10.9%-0.9% 4.2% 4.8%-0.3%
Mar   11.5% 5.9%32.8% 2.2%-1.5%-5.2%-6.3% 1.8% 4.9%-16.119.7%

Apr   21.3% 3.0%11.1% 0.8%-0.3%-12.2-2.1% 1.1%16.7% 8.7%11.4%
May   14.1% 6.6%21.3% 1.2%11.4% 0.8%-4.8% 7.0%14.9%-3.4%
Jun   54.3%15.1%-1.0% 2.6% 2.8%-3.0% 2.1%-1.0% 2.6%-15.3%

Jul   -13.314.0%-17.3-2.6% 8.2%-1.1%-1.2%-5.9% 8.2% 0.3%
Aug   -2.3% 3.9%-11.2-3.0% 6.2%-2.1% 1.2% 3.2%-1.5%-11.8%
Sep   -6.1-11.3%-6.8%-4.9% 1.4% 7.1% 3.6% 5.3%14.5%-15.9%

Oct   -8.8%-2.9%16.9%-5.6%14.3%-8.5%-14.5%2.8% 7.8%-31.4%
Nov   -2.8% 0.1%2.5%  2.5% 2.9% 6.4% 3.0% 9.2%-13.912.6%

--------------------------------------------------------------
Dec   0.3%  8.7%-3.9% 0.1%11.4%-1.8% 1.4%12.9%-1.1%12.4%
Year  39.3%44.1%62.2%-1.5%93.5%-12.3-11.080.0%75.7%-56.833.6%
--------------------------------------------------------------

Historical Performance Through April 2009                                                              Annualised

                                                                                          ---------------------------------------
                                                       1 Month  3 Months  6 Months     YTD     1 year     3 years5 years10 years
ChinaOpportunity Index Total Return Index USD            11.4%     33.0%     68.9%   33.6%     -29.4%       11.6%   9.5%   22.9%
HANG SENG China (TR) Index (USD)                         12.6%     27.5%     37.4%   15.1%     -35.8%        9.9%  17.6%   16.5%
Excess Return vs HANG SENG China (TR) Index
(USD)                                                    -1.2%      5.5%     31.5%   18.5%       6.4%        1.7%  -8.1%    6.4%

Performance Analysis  January 1999 -
April 2009
                                     Index  Bench1
Growth over period                  784.2%  109.8%
Compounded annual growth             23.5%   17.7%
Volatility                           29.4%   38.7%
Sharpe ratio (3.4%)                   0.68    0.37
Maximum drawdown                    -70.9%  -66.4%
Start of max drawdown period      Nov-2007  Nov-2007
End of max drawdown period        Apr-2009  Apr-2009
Average monthly growth                2.3%    2.1%
Best monthly return                  54.3%   21.0%
Worst monthly return                -31.4%  -27.0%
% of months with gains               62.1%   61.1%
12 Month Correlation versus:
HANG SENG China (TR) Index
(USD)                                 0.78    1.00

Index Facts
Bloomberg ticker                                   DBAPCOU
Reuters code                                       .DBCOUS
                                HANG SENG China (TR) Index
Benchmark 1                                          (USD)
Bloomberg ticker of
Benchmark 1                             HSI 21 Index (USD)
Index sponsor                                Deutsche Bank
Number of stocks                                        30
Stocks weighting                                     Equal
Rebalancing frequency                            Quarterly
Index Currency                                         USD

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 35

Index Description

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

Monthly Performance

--------------------------------------------------------------
      1999  2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

--------------------------------------------------------------
Jan   9.7%  1.2% 3.5%-1.1%-3.2%-1.9%-3.2% 1.6% 2.9%-9.3%-2.9%
Feb   -7.6%13.1%-15.6-1.8%-1.1% 1.3% 0.6%-1.6%-2.0% 4.5%-8.9%
Mar   6.6% 11.2%-11.9%2.3% 0.8% 0.7%-1.5% 0.6% 2.1%-0.6% 8.6%

Apr   1.2% -0.3%12.8%-5.7% 9.0% 0.1%-3.5% 0.4% 5.1% 2.5% 6.5%
May   1.7% -7.0% 0.9% 0.0% 6.7% 1.7% 3.5%-4.2% 2.9% 2.8%
Jun   16.7%12.9%-3.9%-6.6% 1.8% 1.5% 2.4%-0.4%-0.9%-2.0%
Jul   0.9% -0.9% 0.6%-9.0% 1.1%-3.2% 4.9%-1.2%-3.4%-6.6%
Aug   4.3% 15.3%-4.0% 2.2% 4.7% 1.0% 0.3% 0.7% 2.0% 0.7%

Sep   0.6% -6.8%-7.1%-10.7-2.6% 3.1% 3.4% 0.8% 6.5%-12.8%
Oct   11.5%-4.5% 1.5% 8.0% 6.3%-0.6%-1.2% 5.0% 2.1%-16.1%

Nov   8.4%-18.2% 1.2%-0.4% 1.7% 4.2% 3.0% 1.7%-4.3%-9.6%
Dec   13.0% 5.1% 0.2%-1.5% 2.6% 2.1% 0.3%-1.1% 1.2% 5.3%
--------------------------------------------------------------
Year  87.5%16.4%-22.2-22.930.9%10.3% 9.0% 2.2%14.5%-36.4%2.2%
--------------------------------------------------------------

Historical Performance Through April 2009                                                                     Annualised

                                                                                           --------------------------------------
                                                       1 Month  3 Months    6 Months    YTD   1 year   3 years   5 years10 years
Islamic US EquityBuilder Total Return Index               6.5%      5.3%       -2.8%   2.2%   -32.5%     -8.9%     -1.8%    3.7%
DJ Islamic Market US Index (TR)                           7.2%      5.0%       -4.7%  -0.3%   -30.8%     -7.2%     -1.0%   -2.8%
DJ Islamic Mkt US Large Cap Index (TR)                    5.5%      2.9%       -6.1%  -2.4%   -30.2%     -6.6%     -1.6%     N/A
Excess Return vs DJ Islamic Market US Index
(TR)                                                     -0.7%      0.3%        2.0%   2.6%    -1.7%     -1.8%     -0.7%    6.5%
Excess Return vs DJ Islamic Mkt US Large Cap
Index (TR)                                                0.9%      2.4%        3.3%   4.6%    -2.3%     -2.3%     -0.2%     N/A

Performance Analysis  January 1999 -
April 2009
                                   Index    Bench1    Bench2
Growth over period                 56.9%    -18.1%     11.4%
Compounded annual growth            4.5%     -1.9%      1.8%
Volatility                         24.7%     22.5%     20.0%
Sharpe ratio (3.4%)                 0.04  -   0.24  -   0.08
Maximum drawdown                  -56.7%    -57.2%    -42.7%
Start of max drawdown period    Sep-2000   Apr-2000  Nov-2007
End of max drawdown period      Apr-2009   Apr-2009  Apr-2009
Average monthly growth              0.5%      0.0%      0.2%
Best monthly return                16.7%     10.4%      7.3%
Worst monthly return              -18.2%    -15.7%    -14.2%
% of months with gains             61.3%     50.8%     58.3%
12 Month Correlation versus:
DJ Islamic Market US Index
(TR)                                0.97      1.00      1.00
DJ Islamic Mkt US Large Cap
Index (TR)                          0.97      1.00      1.00

Index Facts
Bloomberg ticker                                   DBUSIU
Reuters code                                    .DBEIIUEP
Benchmark 1               DJ Islamic Market US Index (TR)
Bloomberg ticker of
Benchmark 1                                    IMUS Index
                              DJ Islamic Mkt US Large Cap
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                   IMUSL Index
Index sponsor                               Deutsche Bank
Number of stocks                                       30
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        USD

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 36

Index Description

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

 Monthly Performance

--------------------------------------------------------------
      1999  2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
--------------------------------------------------------------
Jan   14.2%-3.7%-0.3% 1.4%-5.6% 0.5% 1.1% 6.9% 2.3%-9.9% 1.6%
Feb   5.9% 10.5%-7.4% 0.3%-2.9% 0.0% 5.0% 0.8%-2.8% 2.0%-9.0%
Mar   -0.5% 2.9%-0.3% 5.9%-2.6%-1.7%-1.7% 5.7% 3.2%-3.5%-0.5%
Apr   3.2%  0.0% 6.6%-5.2% 6.9% 1.9%-1.4% 2.0% 3.3% 8.0% 9.5%
May   -0.8%-4.3% 2.4%-4.6% 0.5% 0.2% 5.5%-7.3% 2.3% 1.9%
Jun   6.6%  2.8%-0.4%-6.1% 1.5% 1.7% 5.7%-0.1% 1.0%-5.4%
Jul   0.4%  4.2%-2.0%-10.7%3.0%-1.4% 2.1%-0.3%-1.9%-5.7%
Aug   5.1%  7.0%-0.6% 0.1% 1.9%-1.9% 1.5% 1.5%-0.4%-2.1%
Sep   1.4% -4.3%-6.3%-9.9%-2.7% 2.9% 7.8% 0.1% 5.9%-19.7%
Oct   4.4%  2.5% 1.9%10.2% 5.3%-0.3%-5.0% 2.3% 1.7%-13.4%
Nov   19.0%-4.5% 1.4% 2.7% 1.6% 4.0% 2.3% 0.5%-4.4%-5.5%
Dec   15.5%-0.6% 3.8%-5.3% 3.7% 0.7% 4.8% 5.3% 0.1%-3.6%
--------------------------------------------------------------
Year  101.811.9%-2.0%-21.010.3% 6.6%30.5%18.1%10.2%-46.1%0.6%

Historical Performance Through April 2009                                                                     Annualised

                                                                                           --------------------------------------
                                                       1 Month  3 Months   6 Months     YTD   1 year   3 years   5 years10 years
Islamic Europe EquityBuilder Total Return Index           9.5%     -0.9%      -8.4%    0.6%   -43.3%    -15.2%     -0.5%    4.3%
DJ Islamic Europe Index (TR)                              2.0%     -1.1%      -9.6%   -9.9%   -46.7%    -13.3%     -1.2%     N/A
DJ Islamic Mkt EUR Large Cap Index (TR)                   7.5%      0.3%      -9.5%   -1.5%   -32.6%    -12.7%     -2.3%     N/A
Excess Return vs DJ Islamic Europe Index (TR)             7.5%      0.2%       1.2%   10.5%     3.4%     -2.0%      0.8%     N/A
Excess Return vs DJ Islamic Mkt EUR Large Cap
Index (TR)                                                2.0%     -1.2%       1.1%    2.1%   -10.7%     -2.5%      1.8%     N/A

Performance Analysis  January 1999 -
April 2009
                                   Index    Bench1    Bench2
Growth over period                 90.0%    -19.0%      2.7%
Compounded annual growth            6.4%     -2.2%      0.4%
Volatility                         20.8%     22.7%     20.5%
Sharpe ratio (3.14%)                0.16  -   0.23  -   0.13
Maximum drawdown                  -52.6%    -54.2%    -46.0%
Start of max drawdown period    Nov-2007   Nov-2007  Nov-2007
End of max drawdown period      Apr-2009   Apr-2009  Apr-2009
Average monthly growth              0.7%     -0.1%      0.1%
Best monthly return                19.0%      9.6%      7.8%
Worst monthly return              -19.7%    -18.9%    -13.1%
% of months with gains             59.7%     51.8%     59.7%
12 Month Correlation versus:
DJ Islamic Europe Index (TR)        0.90      1.00      0.93
DJ Islamic Mkt EUR Large Cap
Index (TR)                          0.94      0.93      1.00

Index Facts
Bloomberg ticker                                   DBEEIE
Reuters code                                    .DBEIIEEP
Benchmark 1                  DJ Islamic Europe Index (TR)
Bloomberg ticker of
Benchmark 1                                    IMEU Index
                             DJ Islamic Mkt EUR Large Cap
Benchmark 2                                    Index (TR)
Bloomberg ticker of
Benchmark 2                                  DJIEUL Index
Index sponsor                               Deutsche Bank
Number of stocks                                       20
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        EUR

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 37

Index Description

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision
Ratio is defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

 Monthly Performance

--------------------------------------------------------------
      1999  2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
--------------------------------------------------------------
Jan   -1.4%-0.3% 4.3%-4.8%-1.1% 0.4% 1.4% 6.5%-1.5%-7.8%-8.2%
Feb   -0.6% 1.6%-11.1%2.7% 1.4% 1.0% 4.8%-3.7% 4.6% 9.1%-13.1%
Mar   14.1% 5.0%-4.5% 4.3%-4.1% 3.2%-4.0% 2.7% 1.9%-7.2% 2.5%
Apr   5.8% -7.1% 9.1% 4.4% 3.1%-2.8%-2.8% 5.8% 3.3% 4.5% 4.8%
May   -2.2%-1.4% 2.6% 1.8% 4.9%-1.3%-0.2%-7.2% 0.2% 5.1%
Jun   16.8% 9.9%-5.2%-4.3% 5.2% 3.8% 5.7%-1.8% 2.6%-5.0%
Jul   10.2%-6.4%-6.6%-6.7% 5.5%-1.7% 2.5%-0.2% 5.2%-4.3%
Aug   4.4% 12.4%-2.6%-0.9%11.0% 0.2% 4.6% 1.5%-1.0%-7.3%
Sep   10.9%-8.5%-6.2%-9.8% 4.3% 2.7% 8.0% 0.3%11.0%-15.8%
Oct   15.7-10.2% 4.0%-4.0% 4.5% 5.1%-3.6% 1.8% 7.5%-28.0%
Nov   14.2% 0.8% 2.5% 4.2% 1.7% 7.8% 2.6% 0.9%-4.1%-2.9%
Dec   15.6%-8.4%-5.0%-2.7% 5.0% 3.5% 5.7% 3.5%-4.6% 9.3%
--------------------------------------------------------------
Year  163.-14.4%-18.8-15.849.1%23.6%26.6% 9.8%26.6%-44.3-14.3%

Historical Performance Through
April 2009                                                                                                  Annualised

                                                                                           --------------------------------------
                                                       1 Month 3 Months6 Months     YTD      1 year    3 years 5 years  10 years
Islamic Asia Pacific EquityBuilder                                                            51.1%
Total Return Index                                        4.8%    -6.6%        -9.0% -14.3%  -          -15.9%    0.4%      7.3%
DJ Islamic Mkt ASIA/PAC Index                                                                 38.2%
(TR)                                                     12.0%    13.7%         9.2%   6.9%  -          -12.1%   -1.0%      0.8%
DJ Islamic Mkt ASIA/PAC Large                                                                 37.9%
Cap Index (TR)                                           11.1%    12.4%         7.4%   6.0%  -          -11.3%   -0.7%       N/A
Excess Return vs DJ Islamic Mkt                                                               12.9%
ASIA/PAC Index (TR)                                      -7.1%   -20.3%       -18.1% -21.2%  -           -3.8%    1.4%      6.5%
Excess Return vs DJ Islamic Mkt ASIA/PAC                                                      13.2%
Large Cap Index (TR)                                     -6.3%   -19.1%       -16.4% -20.3%  -           -4.5%    1.1%       N/A

Performance Analysis  January 1999 -
April 2009
                                   Index      Bench1    Bench2
Growth over period                138.7%       29.0%     40.0%
Compounded annual growth            8.8%        2.5%      5.7%
Volatility                         23.6%       22.0%     22.2%
Sharpe ratio (3.4%)                 0.23   -    0.04      0.10
Maximum drawdown                  -59.4%      -61.5%    -53.6%
Start of max drawdown period     Nov-2007   Apr-2000  Nov-2007
End of max drawdown period       Apr-2009   Apr-2009  Apr-2009
Average monthly growth              0.9%        0.4%      0.6%
Best monthly return                16.8%       17.5%     11.1%
Worst monthly return              -28.0%      -19.5%    -19.2%
% of months with gains             58.9%       54.8%     59.7%
12 Month Correlation versus:
DJ Islamic Mkt ASIA/PAC Index
(TR)                                0.82        1.00      1.00
DJ Islamic Mkt ASIA/PAC Large
Cap Index (T                        0.82        1.00      1.00

Index Facts
Bloomberg
ticker                                            DBAPIAEP
Reuters code                                     .DBEIIAEP
                             DJ Islamic Mkt ASIA/PAC Index
Benchmark 1                                           (TR)
Bloomberg ticker of                             JIAP Index
Benchmark 1                                    D
                                Islamic Mkt ASIA/PAC Large
Benchmark 2                                 Cap Index (TR)
Bloomberg ticker of                                 DJIAPL
Benchmark 2                                          Index
                                                  Deutsche
Index sponsor                                         Bank
Number of
stocks                                                  20
Stocks
weighting                                            Equal
Rebalancing frequency                            Quarterly
Index Currency                                         USD

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/LondonSource: Bloomberg or Deutsche Bank AG/London

slide 38

Index Description

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia
Pacific Islamic EquityBuilder Indices.

Monthly Performance

--------------------------------------------------------------
      1999  2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

--------------------------------------------------------------
Jan   8.2% -1.5% 1.9%-2.0%-3.1%-1.0%-2.3% 5.3% 1.5%-8.9%-5.0%
Feb   -3.2% 9.6%-12.4-0.2%-1.0% 0.5% 3.4%-1.8%-0.7% 5.3%-9.9%
Mar   4.9%  7.2%-8.0% 4.1%-1.2% 0.0%-2.7% 3.2% 2.7%-1.3% 6.0%
Apr   2.0% -2.8%10.1%-2.7% 8.7%-0.6%-2.9% 3.3% 5.0% 4.0% 7.1%
May   -0.2%-4.7% 0.3% 0.0% 6.2% 0.4% 2.1%-5.0% 1.8% 2.8%
Jun   13.0%10.2%-3.0%-4.3% 1.5% 2.8% 3.3%-0.6% 0.4%-3.2%
Jul   3.5% -1.3%-0.3%-9.4% 2.5%-2.7% 3.7%-0.8%-1.0%-6.2%
Aug   4.1% 10.6%-1.4% 0.2% 3.3% 0.2% 1.9% 1.2% 0.5%-3.4%
Sep   2.9% -6.5%-6.6%-9.3% 0.5% 3.7% 5.0% 0.1% 8.6%-16.7%
Oct   9.5% -4.5% 1.6% 6.8% 6.2% 1.3%-3.1% 3.8% 2.7%-19.8%
Nov   11.2-10.0% 1.3% 1.5% 2.3% 6.3% 2.2% 2.5%-3.1%-7.2%
Dec   14.1% 3.6% 0.3%-1.2% 5.3% 2.7% 2.7% 1.6%-0.3% 6.1%
--------------------------------------------------------------
Year  94.4% 7.3%-16.7-16.334.9%14.0%13.4%13.1%19.1%-41.6-2.8%
--------------------------------------------------------------

Historical Performance Through April 2009                                                                     Annualised

                                                                                           --------------------------------------
                                                       1 Month  3 Months    6 Months    YTD   1 year   3 years   5 years10 years
Islamic Global EquityBuilder Total Return Index           7.1%      2.3%       -4.3%  -2.8%   -42.4%    -11.5%      0.0%    5.6%
DJ Islamic Mkt World Large Cap Index (TR)                 7.3%      5.3%       -3.0%  -1.2%   -35.6%     -8.4%     -0.6%     N/A
DJ Islamic Market Index (TR)                              8.8%      7.4%       -1.3%   1.0%   -36.2%     -9.0%     -0.4%   -1.8%
Excess Return vs DJ Islamic Mkt World Large Cap
Index (TR)                                               -0.2%     -3.0%       -1.3%  -1.6%    -6.7%     -3.1%      0.6%     N/A
Excess Return vs DJ Islamic Market Index (TR)            -1.7%     -5.1%       -3.0%  -3.8%    -6.2%     -2.5%      0.4%    7.5%

Performance Analysis  January 1999 -
April 2009
                                   Index    Bench1    Bench2
Growth over period                 93.9%     21.4%     -9.6%
Compounded annual growth            6.6%      3.3%     -1.0%
Volatility                         18.2%     17.2%     18.3%
Sharpe ratio (3.4%)                 0.18  -   0.01  -   0.24
Maximum drawdown                  -51.7%    -47.7%    -56.9%
Start of max drawdown period    Nov-2007   Nov-2007  Apr-2000
End of max drawdown period      Apr-2009   Apr-2009  Apr-2009
Average monthly growth              0.7%      0.3%      0.1%
Best monthly return                14.1%      7.4%     12.0%
Worst monthly return              -19.8%    -16.0%    -18.2%
% of months with gains             58.9%     68.1%     55.6%
12 Month Correlation versus:
DJ Islamic Mkt World Large Cap
Index (TR)                          0.96      1.00      0.99
DJ Islamic Market Index (TR)        0.97      0.99      1.00

Index Facts
Bloomberg ticker                                 DBGLIGEP
Reuters code                                    .DBEIIGEP
                           DJ Islamic Mkt World Large Cap
Benchmark 1                                    Index (TR)
Bloomberg ticker of
Benchmark 1                                  DJILRG Index
Benchmark 2                  DJ Islamic Market Index (TR)
Bloomberg ticker of
Benchmark 2                                    DJIM Index
Index sponsor                               Deutsche Bank
Number of stocks                                       70
Stocks weighting                                    Equal
Rebalancing frequency                           Quarterly
Index Currency                                        USD

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25,
2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London

slide 39

Appendix A - Bloomberg Codes
Index                        Bloomberg: Reuters:  Benchmark 1
CROCI US+                    CROCI      .CROCI    S&P 500 (TR)
CROCI US Plus II             DBUSCPII             S&P 500 (TR)
CROCI Euro+                  CRCEU      .CRCEU    EuroSTOXX 50  (TR)
CROCI Euro II                DBEECRII             EuroSTOXX 50  (TR)
CROCI Japan+                 CRCJP      .CRCJP    TOPIX 100 (TR)
CROCI Japan II               DBAPCRII             TOPIX 100 (TR)
US Growth                    DBUSUSG    .DBEIUSG  S&P 500/Citigroup Growth (TR)
US Value                     DBUSUSV    .DBEIUSV  S&P 500/Citigroup Value (TR)
Euro Growth                  DBEEEUGR   .DBEIEUGR DJES LC Growth Euro (TR)
Euro Value                   DBEEEUVA   .DBEIEUVA DJES LC Value Euro (TR)
UK Growth                    DBEEUKGT   .DBUKGT   FTSE 100 (TR)
UK Value                     DBEEUKVT   .DBUKVT   FTSE 100 (TR)
Japan Growth                 DBAPJGT    .DBJGT    TOPIX 100 (TR)
Japan Value                  DBAPJVT    .DBJVT    TOPIX 100 (TR)
S&P X-Alpha TR               SPXADT     .SPXADT   MSCI World (TR)
S&P X-Alpha ER               SPXADE     .SPXADE   MSCI World (TR)
X-Alpha TR                   DBGLXAT              MSCI World (TR)
X-Alpha ER                   DBGLXAE              MSCI World (TR)
ImpAct Dollar Equity
 Volatility Index            DBVEUSDB   .DBVEUSDB S&P 500 (TR)
Liquid Alpha USD 5 TR        DBLAUT5J   .DBLAUT5J MSCI World (TR)
Liquid Alpha USD 5 ER        DBLAUE5J   .DBLAUE5J MSCI World (TR)
US ValueGrowth Select        DBUSUSVG   .DBUSVG   S&P 500 (TR)
ValueGrowth Select           DBEEVGS    .DBVGS    S&P 500 (TR)
Global Yield US TR           DBUSGYTR   .DBGYUSTR S&P 500 (TR)
Global Yield Euro TR         DBEEGYTR   .DBGYEUTR EuroSTOXX 50 (TR)
Global Yield AP TR           DBAPGYTR   .DBGYAPTR MSCI Asia Pacific (TR)
E-REV Europe TR              DBEEERET   .DBEEERET EuroSTOXX 50 (TR)
E-REV Japan TR               DBAPERJT   .DBERJT   TOPIX 100 (TR)
SectorLeader TR              DBEESLE    .DSLE     DJ STOXX 600 (TR)
ChinaOpportunity TR USD      DBAPCOU    .DBCOUS   HANG SENG China Ent (TR) (USD)
Islamic US EquityBuilder     DBUSIU     .DBEIIUEP DJ Islamic Mkt US LCAP (TR)
Islamic Europe EquityBuilder DBEEIE     .DBEIIEEP DJ Islamic Mkt EUR LCAP (TR)
Islamic Asia Pacific
  EquityBuilder              DBAPIAEP   .DBEIIAEP DJ Islamic Mkt ASIA/PAC (TR)
Islamic Global EquityBuilder DBGLIGEP   .DBEIIGEP DJ Islamic Mkt World LCAP (TR)

Bloomberg:    Benchmark 2                           Bloomberg:
SPTR          S&P 500/Citigroup Value (TR)          SPTRSVX
SPTR          S&P 500/Citigroup Value (TR)          SPTRSVX
SX5T          MSCI EMU (TR)                         NDDUEMU (EUR)
SX5T          MSCI EMU (TR)                         NDDUEMU (EUR)
TPXD100       MSCI Japan (TR)                       NDDUJN (JPY)
TPXD100       MSCI Japan (TR)                       NDDUJN (JPY)
SPTRSGX       S&P 500 (TR)                          SPTR
SPTRSVX       S&P 500 (TR)                          SPTR
SLGT          DJES Large Euro (TR)                  LCXT
SLVE          DJES Large Euro (TR)                  LCXT
TUKXG         MSCI UK Growth (TR)                   NLDGUK
TUKXG         MSCI UK Value (TR)                    NDLVUK
TPXD100       MSCI Japan Growth (TR)                NAGLJN
TPXD100       MSCI Japan Value (TR)                 NAVLJN
NDDUWI        HFRX US Equity Market Neutral (TR)    HFRXEMN
NDDUWI        HFRX US Equity Market Neutral (TR)    HFRXEMN
NDDUWI        HFRX US Equity Market Neutral (TR)    HFRXEMN
NDDUWI        HFRX US Equity Market Neutral (TR)    HFRXEMN

SPTR          iBoxx USD Treasury (TR)               ITRROV
NDDUWI        iBoxx USD Treasury (TR)               ITRROV
NDDUWI        iBoxx USD Treasury (TR)               ITRROV
SPTR
SPTR
SPTR          DJ High Yield Select 10 (TR)          MUTR
SX5T
NDUEACAP
SX5T
TPXD100
SXXR
HSI 21 (USD)
IMUSL         DJ Islamic Market US (TR)             IMUS
DJIEUL        DJ Islamic Europe (TR)                IMEU

DJIAP         DJ Islamic Market APAC LCAP (TR)      DJIAPL
DJILRG        DJ Islamic Market (TR)                DJIM

slide 40

Additional information is available from your Deutsche Bank sales representative. In addition to this GME Indices Review, the CROCI Indices
Review, X-Alpha Monthly Reports and Liquid Alpha Monthly Reports are available upon request.

Disclaimer

This document is intended for discussion purposes only and does not create any legally binding obligations on the part of Deutsche Bank AG and/or its affiliates ("DB"). Without limitation, this document does not constitute an offer, an invitation to offer or a recommendation to enter into any transaction. When making an investment decision, you should rely solely on the final documentation relating to the transaction and not the summary contained herein. DB is not acting as your financial adviser or in any other fiduciary capacity with respect to this proposed transaction. The transaction(s) or products(s) mentioned herein may not be appropriate for all investors and before entering into any transaction you should take steps to ensure that you fully understand the transaction and have made an independent assessment of the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such transaction. For general information regarding the nature and risks of the proposed transaction and types of financial instruments please go to
www.globalmarkets.db.com/riskdisclosures. You should also consider seeking advice from your own advisers in making this assessment. If you decide to enter into a transaction with DB, you do so in reliance on your own judgment.
Assumptions, estimates and opinions contained in this document constitute our judgment as of the date of the document and are subject to change without notice. Any projections are based on a number of assumptions as to market conditions and there can be no guarantee that any projected results will be achieved. Past performance is not a guarantee of future results. This material was prepared by a Sales or Trading function within DB, and was not produced, reviewed or edited by the Research Department. Any opinions expressed herein may differ from the opinions expressed by other DB departments including the
Research Department. Sales and Trading functions are subject to additional potential conflicts of interest which the Research Department does not face. DB may engage in transactions in a manner inconsistent with the views discussed herein. DB trades or may trade as principal in the instruments (or related derivatives), and may have proprietary positions in the instruments (or related derivatives) discussed herein. DB may make a market in the instruments (or related derivatives) discussed herein. Sales and Trading personnel are compensated in part based on the volume of transactions effected by them. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law. You may not distribute this document, in whole or in part, without our express written permission. DB is authorized under German Banking Law (competent authority: BaFin - Federal
Financial Supervising Authority) and regulated by the Financial Services
Authority for the conduct of UK business.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the relevant offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll- free
1-800-311-4409.

For further information or for a copy of the monthly report, please contact: Quantitative Products Structuring (QPS) at 212 250 8866

Past performance is not indicative of future results.

Source: Bloomberg or Deutsche Bank AG/London

slide 42